UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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MAGMA DESIGN AUTOMATION, INC.
(Name of registrant as specified in its charter)
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MAGMA DESIGN AUTOMATION, INC.
1650 TECHNOLOGY DRIVE
SAN JOSE, CALIFORNIA 95110
(408) 565-7500
August 29, 2011
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of Magma Design Automation, Inc., which will be held at 10:00 a.m., Pacific Time, on Thursday, October 20, 2011, at our offices at 1650 Technology Drive, San Jose, California 95110.
This year, we are pleased to be using the Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our stockholders a “Notice of Internet Availability of Proxy Materials” instead of a printed copy of this proxy statement and our Annual Report on Form 10-K for the fiscal year ended May 1, 2011. The Notice of Internet Availability contains instructions on how stockholders can access those documents over the Internet and vote their shares. The Notice of Internet Availability also contains instructions on how stockholders can receive a printed copy of our proxy materials, including this proxy statement, our 2011 Annual Report and a proxy card or voting instruction form. All stockholders who do not receive a Notice of Internet Availability will receive a printed copy of the proxy materials by mail. We believe this process will expedite stockholders' receipt of proxy materials, lower the costs of our Annual Meeting and conserve natural resources.
Whether or not you are able to attend the meeting, it is important that your shares be represented, no matter how many shares you own. You may submit your proxy or voting instructions over the Internet or (if you receive a printed copy of the proxy materials) by telephone or by marking, signing, dating and mailing a proxy card or voting instruction form you received in the pre-addressed return envelope provided. We urge you to promptly submit your proxy or voting instructions in order to ensure your representation and the presence of a quorum at the Annual Meeting.
The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,
/s/ Rajeev Madhavan
Rajeev Madhavan
Chairman of the Board and Chief Executive Officer

MAGMA DESIGN AUTOMATION, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held October 20, 2011

To the Stockholders of Magma Design Automation, Inc.:
The Annual Meeting of Stockholders (“Annual Meeting”) of Magma Design Automation, Inc., a Delaware corporation, will be held on Thursday, October 20, 2011 at our offices at 1650 Technology Drive, San Jose, California 95110, at 10:00 a.m. Pacific Time, for the following purposes:

1.	To elect the two Class I director nominees named in the attached proxy statement to serve until the 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of Grant Thornton LLP as Magma's independent registered public accountants for the fiscal year ending April 29, 2012;

3.	To hold an advisory vote on executive compensation;

4.	To hold an advisory vote on the frequency of future advisory votes on executive compensation; and

5.	To transact such other business as may properly be brought before the Annual Meeting and any adjournment or postponement thereof.
Stockholders of record as of the close of business on August 26, 2011 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the office of Magma's Secretary, 1650 Technology Drive, San Jose, California 95110 for ten days prior to the Annual Meeting.
It is important that your shares are represented at the Annual Meeting. Even if you plan to attend the meeting, we hope that you will submit your proxy or voting instructions over the Internet or (if you receive a printed copy of the proxy materials) by telephone or by marking, signing, dating and mailing the proxy card or voting instruction form you received in the pre-addressed return envelope provided. This will not limit your right to vote in person if you attend the Annual Meeting (and, if you are not a stockholder of record, you have obtained a legal proxy from the broker, bank, trustee or other nominee that holds your shares giving you the right to vote the shares in person at the Annual Meeting).

By Order of the Board of Directors
/s/ Clayton H. Parker
Clayton H. Parker
Vice President, General Counsel and Secretary
August 29, 2011

TABLE OF CONTENTS
(Continued)

MAGMA DESIGN AUTOMATION, INC.
1650 TECHNOLOGY DRIVE
SAN JOSE, CALIFORNIA 95110
PROXY STATEMENT
PROCEDURAL MATTERS
General
This proxy statement is furnished in connection with the solicitation by the Board of Directors of Magma Design Automation, Inc., a Delaware corporation (“Magma” or the “Company”), of proxies to be used at Magma's Annual Meeting of Stockholders to be held at Magma's principal executive offices on Thursday, October 20, 2011, at 10:00 a.m. Pacific Time, and any adjournment or postponement thereof (the “Annual Meeting”). Magma's principal executive offices are located at 1650 Technology Drive, San Jose, California 95110 and its telephone number is (408) 565-7500.
This year, we are pleased to be using the Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) instead of a printed copy of this proxy statement and our Annual Report on Form 10-K (the “Annual Report”) for the fiscal year ended May 1, 2011 (“fiscal 2011”). The Notice of Internet Availability contains instructions on how stockholders can access a copy of this proxy statement and the Annual Report over the Internet and vote their shares. The Notice of Internet Availability also contains instructions on how stockholders can receive a printed copy of our proxy materials, including this proxy statement, our Annual Report and a proxy card or voting instruction form. All stockholders who do not receive a Notice of Internet Availability will receive a printed copy of the proxy materials by mail. We believe this process will expedite stockholders' receipt of proxy materials, lower the costs of our Annual Meeting and conserve natural resources.
We are first mailing the Notice of Internet Availability to our stockholders on or about September 6, 2011. For stockholders who have affirmatively requested printed copies of proxy materials, we intend to mail printed copies of this proxy statement, together with a proxy card or voting instruction form, and the Annual Report beginning on or about September 6, 2011.
The Annual Report is not incorporated into this proxy statement and is not considered proxy soliciting material.
IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON OCTOBER 20, 2011.
This proxy statement and Magma's Annual Report are available at http://investor.magma-da.com/annuals.cfm. All stockholders can also access this proxy statement and Magma's Annual Report via the Internet at http://www.proxyvote.com by using the 12-digit control number provided on your Notice of Internet Availability, proxy card or voting instruction form.
Who Can Vote
Only stockholders of record at the close of business on August 26, 2011 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, Magma had 68,315,611 shares of common stock, $0.0001 par value per share, outstanding.
Stockholders of record-If your shares are registered directly in your name with the Company's transfer agent, BNY Mellon Shareowner Services, you are considered, with respect to those shares, the stockholder of record, and these proxy materials have been made available to you directly by the Company.
Beneficial owners-Many of the Company's stockholders hold their shares through a broker, bank, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank, trustee or other nominee, you are considered the “beneficial owner” of shares held in “street name.” These proxy materials have been made available to you by your broker, bank, trustee or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee on how to vote your shares. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from the broker, bank, trustee or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting.

How You Can Vote
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted at the Annual Meeting by following any of the voting options available to you below:
Internet:

•
If you received a Notice of Internet Availability by mail, you can submit your proxy or voting instructions over the Internet by following the instructions provided in the Notice of Internet Availability.

•	If you received a Notice of Internet Availability or proxy materials by e-mail, you may submit your proxy or voting instructions over the Internet by following the instructions included in the e-mail.

•
If you received a printed set of the proxy materials by mail, including a paper copy of the proxy card or voting instruction form, you may submit your proxy or voting instructions over the Internet by following the instructions on the proxy card or voting instruction form.

Unless otherwise indicated, votes submitted via the Internet must be received by 11:59 p.m., Eastern Time, on October 19, 2011.
Telephone-If you are a stockholder of record, you can submit your vote by proxy by calling the telephone number specified on the paper copy of the proxy card you received if you received a printed set of the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone. If you are a beneficial owner, please follow the voting instructions provided to you by your broker, bank, trustee or other nominee with respect to telephone voting. Unless otherwise indicated, votes submitted via telephone must be received by 11:59 p.m., Eastern Time, on October 19, 2011.
Mail-If you received a printed set of the proxy materials, you can submit your proxy or voting instructions by completing, signing and dating the separate proxy card or voting instruction form enclosed with the proxy materials where indicated and returning it in the self-addressed, prepaid envelope provided. Proxy cards submitted by mail must be received by the tabulator prior to the closing of the polls at the Annual Meeting in order for the votes to be recorded. Voting instruction forms must be received by your broker, bank, trustee or other nominee by the deadline indicated on the voting instruction form in order for your shares to be voted at the Annual Meeting.
In Person-All stockholders of record may vote in person at the Annual Meeting. Written ballots will be passed out to anyone who wants to vote at the meeting. Returning your proxy or granting it by telephone or via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting. However, if you are the beneficial owner of shares held in street name through a bank, broker, trustee or other nominee, you may not vote your shares at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker, trustee or nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance using one of the other options described above so that your vote will be counted if you later decide not to attend the Annual Meeting.
The shares represented by the proxies and voting instructions received in response to this solicitation, and not properly revoked prior to the Annual Meeting, will be voted at the Annual Meeting in accordance with the instructions therein. The matters coming before the Annual Meeting for which a choice has been specified by you pursuant to a proxy or voting instructions validly submitted over the Internet, by telephone or by mail will be voted in accordance with your instructions. If you return a proxy card or grant your proxy by telephone or through the Internet, but do not indicate your voting preference, the individuals named as proxies will vote your shares FOR the election of the two nominees for director listed in this proxy statement, FOR the ratification of the appointment of Grant Thornton LLP as Magma's independent registered public accountants, FOR the approval of the compensation of our Named Executive Officers (as herein defined), ONE YEAR with respect to the frequency of future advisory votes on executive compensation, and your shares will be voted in the proxy holders' discretion as to all other matters that may properly come before the Annual Meeting. If you hold your shares in street name and do not submit any voting instructions to your broker, your shares may constitute “broker non-votes” and may not be counted in connection with certain matters (as described below).
Revocation of Proxies
Stockholders of record can revoke their proxies at any time before they are exercised in any of three ways:

•	by voting in person at the Annual Meeting;

•	by submitting written notice of revocation to Magma's Secretary at or before the taking of the vote at the Annual Meeting; or

•	by properly submitting another proxy of a later date at or before the taking of the vote at the Annual Meeting by using one of the alternatives described above under “How You Can Vote.”

Attendance at the Annual Meeting in and of itself, without voting in person at the meeting, will not cause your previously granted proxy to be revoked.
For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee or other nominee or, if you have obtained a legal proxy from your broker, bank, trustee or other nominee giving you the right to vote your shares at the Annual Meeting, by attending the meeting and voting in person.
Required Vote and Voting of Proxies
On all matters, each holder of common stock is entitled to one vote for each share held as of the Record Date. Directors are elected by a plurality vote, which means that the two nominees for Class I director seats who receive the most affirmative votes of shares present in person or represented by proxy and entitled to vote in the election of directors will be elected to serve as Class I directors. Pursuant to our bylaws, approval of each of the other items to be submitted for a vote of stockholders at the Annual Meeting requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Notwithstanding this vote standard required by our bylaws, Proposal No. 2 (the ratification of the appointment of Grant Thornton LLP as Magma's independent registered public accountants), Proposal No. 3 (an advisory vote on executive compensation) and Proposal No. 4 (an advisory vote on the frequency of future advisory votes on executive compensation) are advisory only and are not binding on Magma. The Board of Directors will consider the outcome of the vote on each of these items in considering what action, if any, should be taken in response to the vote by stockholders.
Quorum; Abstentions; Broker Non-Votes
Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections. The Inspector will also determine whether a quorum is present. In general, under Delaware law and Magma's bylaws, a quorum for the transaction of business at the Annual Meeting is established if a majority of the outstanding shares entitled to vote is present in person or represented by proxy at the Annual Meeting.
Abstentions with respect to any proposal, with the exception of proposals on the election of directors, are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as votes AGAINST the matter. Shares held by you through a broker are permitted to be voted by the broker on routine “discretionary” items if the broker has transmitted the proxy materials to you and has not received voting instructions from you on how to vote your shares before the deadline set by the broker. However, a broker does not have discretion to votes shares held in street name on matters designated as non-routine items. Proposal No. 2 (the ratification of the appointment of Grant Thornton LLP as Magma's independent registered public accountants) is considered a routine item on which a broker has discretion to vote uninstructed shares. Each of the other items to be submitted for a vote of stockholders at the Annual Meeting is considered non-routine. Accordingly, if you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposal No. 2 but will not be permitted to vote your shares on any of the other items at the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present for the purpose of determining the presence of a quorum at the Annual Meeting and will be voted on Proposal No. 2 in the discretion of your broker, but your shares will constitute “broker non-votes” on each of the other items at the Annual Meeting. Broker non-votes are not considered entitled to vote on these other items and, therefore, will not be counted in determining the number of shares necessary for approval of those matters.
Expenses of Solicitation
Magma's Board of Directors is soliciting proxies for the Annual Meeting. Magma will bear all expenses of this solicitation, including the cost of preparing the Notice of Annual Meeting of Stockholders, this proxy statement, the Notice of Internet Availability and the form of proxy, the cost of making such materials available on the Internet and the cost of soliciting proxies. In addition to the solicitation of proxies by mail, solicitation may be made by directors, officers and other employees of Magma by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. Magma will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of Magma's common stock. Magma may generate other expenses in connection with the solicitation of proxies for the Annual Meeting, and may retain a proxy solicitor to assist in the solicitation of proxies.
Delivery of Proxy Materials to Stockholders
Each record holder of Magma's common stock who did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will be receiving a separate copy of the proxy statement and Annual Report. If you are a beneficial owner and share an address with another beneficial owner, you may not receive a separate copy of the proxy statement and Annual Report because some brokers, banks, trustees or other nominees may be participating in the practice of “householding,” which reduces duplicate mailings and saves printing and postage costs. If you desire additional copies of this proxy statement or the Annual Report, or wish to receive separate copies of this proxy statement and the Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact the Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717; or by

telephone at 1-800-542-1061. If you are eligible for householding, but you and other beneficial owners of Magma common stock with whom you share an address currently receive multiple copies of this proxy statement and the Annual Report, or if you hold Magma stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Broadridge Financial Solutions, Inc. as indicated above.
IMPORTANT
Please submit your proxy or voting instructions in advance so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.
Magma's 2011 Annual Report on Form 10-K has been posted, and is available without charge, on our corporate website at http://investor.magma-da.com/annuals.cfm. For stockholders receiving a Notice of Internet Availability, such notice will contain instructions on how to request a printed copy of our 2011 Annual Report. For stockholders receiving a printed copy of this proxy statement, a printed copy of our 2011 Annual Report has also been provided to you. In addition, we will provide, without charge, a copy of our 2011 Annual Report (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any stockholder of record or beneficial owner of our common stock. Magma will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Any such request should be submitted in writing to Magma at 1650 Technology Drive, San Jose, California 95110, Attention: Investor Relations Department, or by telephone request to (408) 565-7799.

MAGMA'S BOARD OF DIRECTORS
Director Independence
The Board believes that a substantial majority of its members should be independent directors. The Board also believes that it is useful and appropriate to have members of management, including the Chief Executive Officer, as directors. The Board has determined that each of Kevin C. Eichler, Govind Kizhepat, Susumu Kohyama and Thomas M. Rohrs qualifies as an “independent director” as defined by listing requirements of the NASDAQ Stock Market LLC (“Nasdaq”). In addition, David Sugishita (who resigned from the Board on August 22, 2011) and Chester J. Silvestri (who resigned from the Board on July 20, 2010) each qualified as an independent director during the period of his respective service on the Board. The only directors who are not “independent directors” under Nasdaq listing requirements are Rajeev Madhavan, our Chairman of the Board and Chief Executive Officer, and Roy Jewell, our President and Chief Operating Officer. In connection with the above determination, as required by Nasdaq, the Board of Directors has made the determination, as to each independent director, that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each director meets the objective tests for independence set forth in applicable Nasdaq rules. In assessing Mr. Sugishita's independence during the period of his service on the Board, the Board of Directors considered that Mr. Sugishita also serves as a director and Chairman of the Board for a customer of Magma. Magma recognized revenue from the sale of software licenses to this customer representing 3% for fiscal 2011 and 0% each for fiscal 2010 and 2009, respectively. The Board determined that, because of the nature of the amount involved, the relationship did not, or would not, interfere with Mr. Sugishita's exercise of independent judgment in carrying out his responsibilities as a director.
The members of the Audit Committee each also meet special independence standards established by the Securities and Exchange Commission (the “SEC”) for audit committees. In addition, the Board has determined that Mr. Eichler is an “audit committee financial expert” as defined by SEC rules. This designation does not impose any duties, obligations or liabilities on Mr. Eichler that are greater than those generally imposed on other members of the Audit Committee and the Board, and his designation as an audit committee financial expert does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board. Additionally, each member of the Compensation Committee and the Nominating and Governance Committee meets the definition of “non-employee director” under Rule 16b-3 promulgated under the Securities Exchange Act of 1934 as well as the definition of “outside director” under the regulations promulgated under Section 162(m) of the Internal Revenue Code.
Stockholder Communications
Stockholders wishing to communicate with the Board or any individual director should send the communication by mail to Clayton H. Parker, Secretary, Magma Design Automation, Inc., 1650 Technology Drive, San Jose, California 95110. The Secretary will review all stockholder communications and has the authority to disregard any communication that is inappropriate or irrelevant to the Company and its operations, or to take other appropriate action with respect to such communication. If a stockholder communication is deemed appropriate, the Secretary will submit it to the Chairman of the Board or the individual director.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines, which provide the framework for the governance of our company and represent the Board's current views with respect to selected corporate governance issues considered to be of significance to our stockholders. The Corporate Governance Guidelines direct our Board's actions with respect to, among other things, the role of the Board, director qualifications and independence, service on other boards, term limits and mandatory retirement age, selection of the chairman and chief executive officer, executive sessions of the Board, director responsibilities, composition of the Board's committees, Board compensation, evaluation and access to officers and employees, stockholder communications with the Board and succession planning. A current copy of the Corporate Governance Guidelines is posted on Magma's website at http://investor.magma-da.com/governance.cfm.
Code of Ethics
Magma has adopted a Code of Conduct and Ethics that applies to all of its directors and employees, including its principal executive officer, principal financial officer and controller. The Code of Conduct and Ethics is available on Magma's website at http://investor.magma-da.com/governance.cfm. If applicable, Magma intends to satisfy its disclosure obligations regarding an amendment to, or waiver of, a provision of this Code of Conduct and Ethics that applies to its directors and executive officers by posting such information on Magma's website at http://investor.magma-da.com/governance.cfm.

Board and Committee Meetings
The Board and its committees hold scheduled meetings throughout the year and also hold special meetings and act by written consent from time to time as appropriate. The Board held nine meetings during fiscal 2011. All directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which such directors served. The Board has a policy of encouraging but not requiring members to attend the annual meetings of stockholders. Three Board members attended the 2010 annual meeting of stockholders in person.
Board Committees and Charters
The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The Board appoints the members and chairpersons of these committees. Each member of these committees is an independent director in accordance with Nasdaq standards. Each committee has a written charter approved by the Board, which is available on Magma's website at http://investor.magma-da.com/governance.cfm.

Audit Committee:(1)
Members:	Kevin C. Eichler (Chair), Govind Kizhepat and Thomas M. Rohrs
Number of Meetings in Fiscal 2011:	Ten
Functions:
Assists the Board in its general oversight of Magma's financial reporting, internal controls, disclosure controls procedures, compliance with legal and regulatory requirements, and internal audit functions and is directly responsible for the appointment, oversight and compensation of the independent registered public accountants. Pre-approves all audit services and permitted non-audit services. Pre-approves related-party transactions. The responsibilities and activities of the Audit Committee are described in greater detail in “Report of the Audit Committee.”

Compensation Committee:(2)
Members:	Thomas M. Rohrs (Chair) and Govind Kizhepat
Number of Meetings in Fiscal 2011:	Four (held by the formerly combined Compensation and Nominating Committee)
Functions:	The Committee's compensation-related functions are described below under “Processes and Procedures for Determination of Executive and Director Compensation.”
Nominating and Governance Committee:(2)
Members:	Govind Kizhepat (Chair) and Kevin C. Eichler
Number of Meetings in Fiscal 2011:	Four (held by the formerly combined Compensation and Nominating Committee)
Functions:
Identifies, evaluates and recommends director candidates to the Board. Makes recommendations to the Board concerning the structure and operations of the Board and its committees. Oversees new director orientation and director continuing education. For more information, see “Nominations to the Board.”

(1)
The members of the Audit Committee during fiscal 2011 were Messrs. Eichler, Rohrs and Sugishita. Mr. Kizhepat was appointed to replace Mr. Sugishita on the Audit Committee effective August 20, 2011. Mr. Sugishita was Chair of the Audit Committee until August 20, 2011.

(2)
During fiscal 2011, the Compensation Committee and the Nominating and Governance Committee were combined as one committee. The members of this combined Compensation and Nominating Committee during fiscal 2011 were Govind Kizhepat and Thomas M. Rohrs (Chair). Effective in May 2011, this committee was separated into two separate committees comprised of the committee members specified above, except that Mr. Sugishita also served as a member of the Nominating and Governance Committee from May 2011 until August 20, 2011.

Nominations to the Board
The Nominating and Governance Committee identifies, evaluates and recommends to the Board candidates for appointment or election as members of the Board, makes recommendations regarding the structure and composition of the Board, and oversees the evaluation of the Board and committees of the Board. The Nominating and Governance Committee evaluates potential director candidates based on a variety of criteria, including the candidate's relevant experience, other board memberships held, the diversity and collective experience of the Board and its committees, as well as independence and possible conflicts of interest. There are no specific minimum qualifications that an individual must meet in order to be nominated; each is considered on a case-by-case basis. The Company does not have a formal policy for the consideration of diversity in identifying nominees for director. However, in assessing directors based on the criteria set forth above, the Nominating and Governance Committee strives to create diversity in perspective, background and experience in the Board as a whole when identifying and selecting nominees for the Board. On an annual basis, as part of the Board's self-evaluation, the Nominating and Governance Committee assesses whether the mix of Board members is appropriate for the Company.
Candidates may come to the attention of the Nominating and Governance Committee from current Board members, stockholders, professional search firms, officers or other persons. The Nominating and Governance Committee will review all candidates in the same manner regardless of the source of the recommendation. The Nominating and Governance Committee will consider properly submitted stockholder recommendations of candidates. Any stockholder recommendation must include the candidate's name and qualifications for Board membership, the candidate's age, business address, residence address, principal occupation or employment, the number of shares of Magma common stock beneficially owned by the candidate and information that would be required to be included in a proxy statement for proxies solicited under federal securities law (including, with respect to nominees for the slate of directors to be voted on at the Annual Meeting, such person's written consent to being named in the proxy statement as a nominee and, with respect to all nominees, such person's written consent to serving as a director if elected). In addition, the recommendation must include the stockholder's name, address and the number of shares of Magma common stock beneficially owned and the period they have been held. The recommendation should be sent to Clayton H. Parker, Secretary of Magma Design Automation, Inc., 1650 Technology Drive, San Jose, California 95110. To be timely for next year's annual meeting, the recommendation must be delivered to the Secretary no sooner than 120 days and no later than 90 days prior to the first anniversary of this Annual Meeting.
Board Leadership Structure
The members of the Board possess considerable business experience and in-depth knowledge of the issues the Company faces, and are therefore in the best position to evaluate the needs of the Company and how best to organize the Company's leadership structure to meet those needs. Accordingly, the Board believes it is important to allow the Chairman and Chief Executive Officer positions to be filled by one individual or by two different individuals as determined by the Board from time to time. The Board believes that the most effective leadership structure for the Company at this time is for Mr. Madhavan to serve as both Chairman and Chief Executive Officer. The Board has not designated a lead independent director.
As the Company's founder and Chief Executive Officer, Mr. Madhavan possesses an in-depth knowledge of the Company, the industry in which it conducts its business and the challenges it faces. The Board believes that these experiences and insights put him in the best position to provide broad leadership for the Board as it considers the Company's strategic and business plans and, therefore, believes that he is best suited to serve as Chairman of the Board.
Board Role in Risk Oversight
Board's Role in Risk Oversight
One of the principal functions of the Board of Directors is to provide oversight concerning the Company's assessment and management of risk related to Magma's business. The Board is involved in risk oversight through direct decision-making authority with respect to fundamental financial and business strategies and major corporate activities, as well as through its oversight of management and the committees of the Board. Management is responsible for identifying the material risks facing the Company, implementing appropriate risk management strategies and ensuring that information with respect to material risks is shared with the Board and/or the appropriate Board committee. In connection with this responsibility, members of management provide regular reports to the Board regarding business operations and strategic planning, financial planning and budgeting, material litigation and regulations, including any material risk to the Company relating to such matters.
The Board has delegated oversight for specific areas of risk exposure to committees of the Board. The Audit Committee is responsible for primary risk oversight related to the Company's financial reporting, accounting and internal controls and oversees risk related to the Company's compliance with legal and regulatory requirements. The Compensation Committee is responsible for overseeing the Company's assessment of risk related to Magma's compensation plans and policies. The Nominating and Governance Committee is responsible for overseeing policies and procedures related to management succession, including both emergency CEO succession and CEO succession in the ordinary course of business.
At each regular meeting of the Board, the chairperson of the committees reports to the full Board regarding matters reported and discussed at the committee meetings, including any matters concerning risk exposure and risk oversight considered by the committee. Members of management regularly attend meetings of the committees and the Board when they are not in executive session and present to the Board and committees at these meetings on matters involving the assessment and management of material risks facing the Company. In addition, members of the Board are free to communicate directly with members of management regarding any matter.
Compensation Risk Assessment
Consistent with SEC disclosure requirements, the Compensation Committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. The executive compensation program reflects a balanced approach using both quantitative and qualitative assessments of performance without putting an undue emphasis on a single performance measure. Base salaries are fixed in amount and thus do not encourage risk taking. While the Company's annual bonus plan focuses on achievement of annual goals, executives' annual bonuses are based on multiple Company and individual performance criteria as described below under “Executive Compensation-Compensation Discussion and Analysis,” and the Compensation Committee retains discretion to reduce bonus amounts otherwise payable based on any factors it deems appropriate. The Compensation Committee believes that the annual bonus plan appropriately balances risk and the desire to focus executives on specific annual goals important to the Company's success.
A substantial portion of compensation provided to the Company's executive officers is in the form of equity awards that further align executives' interests with those of stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to the Company's stock price, and because grants are subject to long-term vesting schedules to help ensure that executives always have significant value tied to long-term stock price performance. The Company's current practice is to grant executives restricted stock units. The Compensation Committee believes that awards of restricted stock units provide the goal of avoiding risks that could threaten the Company's growth and stability (as restricted stock units are exposed to decreases in the Company's stock price).
In addition, the Company's management, in consultation with the Compensation Committee, conducted an assessment of the risks posed by the Company's compensation policies and practices for employees generally. In particular, management and the Compensation Committee noted in reviewing these policies and practices that the design of the Company's annual cash incentive program includes multiple Company and individual performance criteria and does not encourage the taking of short-term risks at the expense of long-term results. In addition, the Company's long-term equity incentive awards are generally subject to multiyear vesting schedules that help to link the interests of the Company's employees with those of its stockholders. Based on its assessment, the Company concluded that its compensation policies and practices for employees do not create risks that are reasonably likely to have a material adverse effect on the Company.
Processes and Procedures for Determination of Executive and Director Compensation
The Compensation Committee is responsible for, among other things, establishing and governing Magma's compensation and benefit practices. The Compensation Committee evaluates and approves the compensation arrangements, plans, policies and programs that apply to Magma's executive officers and directors and administers Magma's equity-based compensation plans. Pursuant to the Compensation Committee's charter, its principal compensation related responsibilities, duties and areas of authority include, among other things:

•	To determine and approve the form and amount of compensation to be paid or awarded to Magma's non-employee directors and all executive officers of the Company;

•
To review and approve the corporate goals and objectives relevant to the compensation of Magma's Chief Executive Officer and other executive officers, to evaluate the performance of the Chief Executive Officer and other executive officers and to determine the terms of the compensatory agreements and arrangements for such persons;

•
To annually review and make recommendations to the Board of Directors with respect to adoption and approval of, or amendments to, all cash-based and equity-based incentive compensation plans and arrangements, and the amounts and shares reserved thereunder;

•
To approve grants of stock, stock options or stock purchase rights to individuals eligible for such grants in such amounts or such terms as it may deem appropriate, to interpret Magma's equity-based compensation plans and agreements and to determine acceptable forms of consideration for stock acquired pursuant to the equity-based incentive compensation plans;

•
To employ advisors, commission any necessary studies or surveys concerning comparative levels of executive compensation and to obtain recommendations from outside consultants concerning compatible pay programs, as appropriate; and

•	To perform any other activities required by applicable law, rules or regulations, including Nasdaq rules and the rules of the SEC, or as the Board deems necessary or appropriate.
The Compensation Committee's charter permits it to delegate certain of its functions to subcommittees of the Compensation Committee or to Magma's Chief Executive Officer; provided, however, that the Compensation Committee may not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the committee as a whole. The Compensation Committee's authority to determine and approve the form and amount of compensation to be paid or awarded to Magma's employees who are not executive officers may be delegated to a subcommittee or to the Chief Executive Officer. The Compensation Committee has delegated this authority to the Chief Executive Officer, and also takes into account the Chief Executive Officer's recommendations regarding corporate goals and objectives, performance evaluations and compensatory arrangements for Magma's executive officers other than the Chief Executive Officer. The Compensation Committee may also delegate its authority to approve option grants to Magma's employees who are not executive officers to the Chief Executive Officer, but any such grants must have an exercise price at least equal to the fair market value of Magma's common stock on the grant date. The Compensation Committee has previously delegated to the Chief Executive Officer the authority to approve regular monthly grants to newly hired employees and consultants and selective retention or meritorious grants as proposed by management.
As indicated above, pursuant to its charter, the Compensation Committee is authorized to employ advisors, commission compensation studies or surveys and to obtain recommendations from outside consultants.
DIRECTOR COMPENSATION-FISCAL 2011
The following table presents information regarding the compensation paid for fiscal 2011 to individuals who were members of the Board of Directors at any time during fiscal 2011 and who were not also our employees (referred to herein as “Non-Employee Directors”). The compensation paid to Messrs. Madhavan and Jewell, who are also employed by us, is presented below in the “Summary Compensation Table” and the related explanatory tables. Directors who are also officers or employees of the Company receive no additional compensation for their services as directors.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	Total($)
(a)	(b)	(c)	(d)	(h)
Kevin C. Eichler	103,250	69,798(3)	—	173,048
Govind Kizhepat	43,625	69,798(3)	—	113,423
Susumu Kohyama	50,750	69,798(3)	—	120,548
Thomas M. Rohrs	109,500	69,798(3)	—	179,298
Chester J. Silvestri(4)	74,750	33,999(5)	—	108,749
David Sugishita(6)	38,050	141,944(7)	—	179,994

(1)
The amounts reported in column (c) of the table above reflect the fair value on the grant date of the stock awards granted to our Non-Employee Directors during fiscal 2011 as determined under the principles used to calculate the value of equity awards for purposes of the Company's financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of stock awards contained in Note 14-“Stock-Based Compensation” to Magma's Consolidated Financial Statements as set forth in our Annual Report on Form 10-K for fiscal 2011, filed with the SEC and incorporated herein by reference.

(2)	The following table presents the number of outstanding and unvested option awards and unvested stock awards held by each of our Non-Employee Directors as of May 1, 2011:

Name	Aggregate Number of Shares Underlying Options(#)	Aggregate Number of Shares Underlying RSUs(#)
Kevin C. Eichler	243,333	20,000
Govind Kizhepat	—	40,000
Susumu Kohyama	113,333	20,000
Thomas M. Rohrs	233,366	20,000
Chester J. Silvestri(4)	—	—
David Sugishita(6)	—	41,666

(3)	Represents an annual award of 20,000 restricted stock units granted on September 24, 2010.

(4)	Mr. Silvestri resigned from the Board of Directors on July 20, 2010.

(5)
In recognition of his service as a member of the Board of Directors, Mr. Silvestri's restricted stock unit award that was scheduled to vest in September 2010 was accelerated upon his resignation from the Board of Directors in July 2010.

(6)	Mr. Sugishita was appointed to the Board of Directors on July 23, 2010 and resigned from the Board of Directors on August 22, 2011.

(7)
Represents the director's initial awards of 20,000 and 1,666 restricted stock units granted on July 22, 2010 with grant date values of $66,598 and $5,548, respectively, and an annual award of 20,000 restricted stock units granted on September 24, 2010 with a grant date value of $69,798.

Director Compensation
Compensation for our Non-Employee Directors during fiscal 2011 consisted of an annual retainer, an additional retainer for acting as a Chairman of one of our Board of Directors' committees, an additional retainer for non-chair members of certain committees, fees for attending meetings and an annual equity award. The Board of Directors reviews our director compensation program on an annual basis.
Annual Retainer and Fees
The following table sets forth the schedule of annual retainer fees, committee fees and meeting fees for each
Non-Employee Director in effect during fiscal 2011:

Type of Fee	Amount ($)
Annual Board Retainer	30,000
Additional Annual Fee to the Chairman of Audit Committee	20,000
Additional Annual Fee to the Chairman of Compensation Committee	15,000
Additional Annual Fee to the Chairman of Nominating and Governance Committee	5,000
Additional Annual Fee to non-Chair Members of Audit Committee	10,000
Additional Annual Fee to non-Chair Members of Compensation Committee	7,500
Additional Annual Fee to non-Chair Members of Nominating and Governance Committee	2,500
Fee for Each Board or Committee Meeting Attended In Person	2,500
Fee for Each Board or Committee Meeting Attended Telephonically	1,000
All Non-Employee Directors are also reimbursed for out-of-pocket expenses they incur serving as directors.
Equity Awards
Non-Employee Directors are eligible to receive automatic grants of equity awards. Each Non-Employee Director who first joins the Board of Directors will receive an initial award of 20,000 restricted stock units upon appointment or election. The initial award will become vested as to 25% of the award on the first anniversary of the award date, with the remaining portion of the award vesting in twelve quarterly installments following such date, subject to the Non-Employee Director's continued service as a member of the Board of Directors on each applicable vesting date.
In addition, on the first business day following each regular annual meeting of the Company's stockholders after the Non-Employee Director's initial appointment or election to the Board of Directors, the director will receive an additional annual award of 10,000 restricted stock units. Effective May 25, 2010, the Board of Directors approved an increase in this annual restricted stock unit award from 10,000 to 20,000 restricted stock units. Any Non-Employee Directors who are initially appointed to the Board of Directors other than in connection with the regular annual meeting of the Company's stockholders will be entitled to a pro-rata portion of this annual restricted stock unit grant. The annual awards and the pro-rata interim awards vest in full on the day immediately prior to the annual meeting of stockholders in the year immediately following the year of grant, provided that the Non-Employee Director continues as a member of the Board of Directors on that date. In addition, all restricted stock unit awards granted to our Non-Employee Directors will accelerate and become fully vested upon the occurrence of a “change in control” of Magma (as such term is defined in the plan under which the particular award was granted) to the extent unvested on such date.
The Compensation Committee administers the plans with respect to the Non-Employee Director grants and has the ability to interpret and make all required determinations under the plan, subject to plan limits.
These Non-Employee Director equity awards were granted under Magma's 2001 Stock Incentive Plan (the “2001 Plan”) prior to the 2010 annual meeting of Magma's stockholders. At the 2010 annual meeting of Magma's stockholders, Magma's stockholders approved the Magma Design Automation, Inc. 2010 Stock Incentive Plan (the “2010 Plan”). Following stockholder approval of the 2010 Plan, no new awards may be granted under the 2001 Plan and all new equity awards granted to the Non-Employee Directors will be granted under the 2010 Plan.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Board of Directors, as now authorized, consists of six members divided into three classes of equal size. The Class I members of the Board of Directors are scheduled for election at the Annual Meeting, to serve until the 2014 annual meeting of stockholders and until their successors have been duly elected and qualified or until their earlier resignation or removal. The nominees recommended for nomination by the Nominating and Governance Committee and nominated by the Board of Directors to serve as the two Class I members of the Board of Directors are Roy E. Jewell and Thomas M. Rohrs, each of whom is currently a Class I director and has consented to serve if elected. If any nominee is unable to serve as a director at the time of the Annual Meeting, proxies may be voted for any nominee designated by the Board of Directors to fill the vacancy.
The Class II directors are Govind Kizhepat and Susumu Kohyama. The Class III directors are Rajeev Madhavan and Kevin C. Eichler. In addition, David Sugishita previously served as a Class II director until his resignation from the Board of Directors on August 22, 2011. In connection with Mr. Sugishita's resignation, the Board of Directors reduced the authorized number of directors on the Board from seven to six. Except as described below, each of Magma's directors has been engaged in his principal occupation during the past five years. There are no family relationships among any of Magma's directors or executive officers.
In recommending director nominees for selection by the Board, the Nominating and Governance Committee considers a number of factors, which are described in more detail above under “Magma's Board of Directors-Nominations to the Board. In considering these factors, the Nominating and Governance Committee and the Board consider the fit of each individual's qualifications and skills with those of the Company's other directors in order to build a board of directors that, as a whole, is effective, collegial and responsive to the Company and its stockholders.
Director Nominees
The following table sets forth certain information as of August 12, 2011 regarding the Class I nominees to the Board of Directors. The following paragraphs also describe the primary individual experience, qualifications, attributes and skills of each of the Class I nominees that led to the Board's conclusion that each nominee should serve as a member of the Board, as well as provide a brief biographical description of each of the Class I nominees.

Name	Age	Current Term Expires	Director Since	Principal Occupation
Roy E. Jewell	56	2011	2001	President and Chief Operating Officer, Magma Design Automation, Inc.
Thomas M. Rohrs	60	2011	2003	Chief Executive Officer, Skyline Solar
Roy E. Jewell joined Magma in March 2001 as Chief Operating Officer and later that year assumed the additional role of President. From 1999 to 2000, Mr. Jewell served as the Chief Executive Officer at a company he co-founded, Clarisay, Inc., a supplier of surface acoustic wave filters. From 1998 to 1999, Mr. Jewell was a member of the CEO Staff at Avant! Corporation, a provider of software products for integrated circuit designs. From 1992 to 1998, Mr. Jewell was the President and Chief Executive Officer of Technology Modeling Associates, Inc., or TMA, subsequently acquired by Avant! Corporation. Prior to that time, Mr. Jewell served in various marketing positions at TMA. As President and Chief Operating Officer of Magma, as well as his previous senior management roles in the semiconductor and electronic design automation industries, Mr. Jewell has extensive industry experience, as well as operational and corporate governance experience. Mr. Jewell's tenure as our President and Chief Operating Officer also brings to the Board an intimate knowledge of the Company's day-to-day operations, which gives him a detailed understanding of the Company's business strategy and operations that is invaluable to the Board.
Thomas M. Rohrs is Chief Executive Officer of Skyline Solar, a manufacturer of high gain solar arrays, a position he has held since July 2010. From February 2010 to July 2010, Mr. Rohrs served as Advisor at Bloom Energy. Previously, from September 2009 to January 2010, Mr. Rohrs was Advisor to the CEO at Abound Solar. From July 2009 to September 2009, Mr. Rohrs acted as interim CEO of Electroglas, Inc., a supplier of wafer probing technologies to the semiconductor industry. From February 2009 to July 2009, Mr. Rohrs served as Executive Chairman of Electroglas, which filed for bankruptcy protection in July 2009. From April 2006 to February 2009, Mr. Rohrs served as Chairman and Chief Executive Officer of Electroglas. Mr. Rohrs has served as a director of Electroglas since 2004. From 2003 to 2006, Mr. Rohrs served as an independent advisor or consultant to businesses. From 1997 until 2003, Mr. Rohrs was an executive at Applied Materials, Inc., a manufacturer of products and services to the semiconductor industry, in a number of positions including Senior Vice President, Global Operations and Member of the Executive Committee. Mr. Rohrs currently serves as Chairman of the Board of Vignani Technologies and as a member of the board of directors of Advanced Energy Industries, Inc. and Intevac, Inc. Mr. Rohrs previously served as a member of the board of directors of Ultra Clean Technology from 2004 to 2008. Mr. Rohrs, in addition to his current role as Chief Executive Officer of Skyline Solar, has served in senior management positions in the semiconductor and semiconductor equipment industries. He has significant management and operating experience, as well as substantial corporate governance expertise.

Required Vote
The nominees for the two Class I director seats who receive the most affirmative votes of shares of the Company's common stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting will be elected to serve as directors. Unless marked to the contrary, proxies received will be voted “FOR” each of the nominees set forth above.
The Board of Directors recommends a vote "FOR" election as director of each of the nominees set forth above.
Continuing Directors
The following table sets forth certain information as of August 12, 2011 regarding the Class II directors, who have been elected to serve until the 2012 annual meeting of stockholders, and the Class III directors, who have been elected to serve until the 2013 annual meeting of stockholders. The following paragraphs also describe the primary individual experience, qualifications, attributes and skills of each of the Class II and Class III directors that led to the Board's conclusion that each director should serve as a member of the Board, as well as provide a brief biographical description of each of the Class II and Class III directors.

Name	Age	Director Class	Current Term Expires	Director Since	Principal Occupation
Govind Kizhepat	48	II	2012	2010	Chief Executive Officer, Zyumix, Inc.
Susumu Kohyama	68	II	2012	2005	Chairman of the Board, Covalent Materials Corporation
Rajeev Madhavan	45	III	2013	1997	Magma Chairman and Chief Executive Officer
Kevin C. Eichler	51	III	2013	2003	Senior Vice President & Chief Financial Officer, Ultra Clean Holdings, Inc.
Govind Kizhepat has been the Chief Executive Officer of Zyumix, Inc., an early-stage company he founded that develops content-delivery solutions, since May 2011. He previously served as Vice President of Business Development at QLogic Corporation, a leading supplier of high-performance network infrastructure solutions, from May 2009 until December 2010. In 2002, Mr. Kizhepat founded NetXen, a provider of intelligent network controller chips and adapters for the enterprise server market, and served as CEO until it was acquired by QLogic in April 2009. He was previously an entrepreneur in residence at Benchmark Capital and executive vice president of Globespan, heading the Media Gateway Division. In 1996, Kizhepat founded iCompression and served as CEO and chairman until it was acquired by Globespan. Mr. Kizhepat's prior experience includes serving in various technical leadership and management positions at S3 and Sun Microsystems, where he played key roles in the development of SuperSPARC and UltraSPARC processors. Mr. Kizhepat holds a Bachelor of Science degree in electrical engineering from the University of Delhi in India, and a Master of Science degree in electrical engineering from Wayne State University in Michigan. Mr. Kizhepat has founded and led multiple semiconductor companies. He has valuable experience in the semiconductor industries, and brings substantial technical, management and operational expertise.
Susumu Kohyama has been Senior Advisor of Covalent Materials Corporation (formerly Toshiba Ceramics Co., Ltd. until 2007), a leading materials company serving the semiconductor and LCD industries, since April 2010. From 2004 to April 2010, Dr. Kohyama served as President and Chief Executive Officer of Covalent. Dr. Kohyama has over 25 years of experience in the semiconductor industry. From 2003 to 2004, he served as Chief Technology Officer of the Electronic Devices Group of Toshiba Corporation. From 2001 to 2003, Dr. Kohyama served as Executive Vice President of Toshiba Semiconductor Company. As the President and CEO of semiconductor supplier Toshiba Ceramics Co., Ltd., and through previous senior management positions in the semiconductor industry, Dr. Kohyama has extensive industry experience and provides valuable expertise to the Board.
Rajeev Madhavan has served as our Chief Executive Officer and Chairman of the Board since our inception in 1997. Mr. Madhavan served as our President and Chief Executive Officer from inception until 2001. Prior to co-founding Magma, from 1994 until 1997, Mr. Madhavan founded and served as the President and Chief Executive Officer of Ambit Design Systems, Inc., an electronic design automation software company, later acquired by Cadence Design Systems, Inc., an electronic design automation software company. Mr. Madhavan, in addition to founding Magma, previously co-founded Ambit Design Systems, Inc. and co-founded and served as director of engineering of LogicVision, Inc. Mr. Madhavan has extensive industry experience and brings valuable technical, operational, and corporate governance expertise. Mr. Madhavan's tenure and leadership experience with the Company since the Company's inception also brings to the Board a unique perspective with respect to the Company's business strategy and operations.
Kevin C. Eichler has been Senior Vice President and Chief Financial Officer of Ultra Clean Holdings, Inc. (Nasdaq: UCTT), a leading developer and supplier of critical subsystems for the semiconductor capital equipment, medical device, research, flat panel and energy industries since July 2009. From January 2008 to March 2009, Mr. Eichler served as Senior Vice President and Chief Financial Officer of Credence Systems Corporation (Nasdaq: CMOS), a global provider of automated test equipment to the high growth, consumer semiconductor industry. From February 2006 to December 2007, Mr. Eichler served as Executive Vice

President, Operations and Chief Financial Officer of Markettools, Inc., the defining provider of on-demand market research. From 1998 to February 2006, Mr. Eichler served as Vice President and Chief Financial Officer of MIPS Technologies (Nasdaq: MIPS), a leading provider of industry-standard processor architectures and cores for digital consumer and business applications. Mr. Eichler serves on the board of directors of Crossing Automation Inc., a leading supplier of efficient, cost-effective front-end and back-end automation solutions and engineering services to high-volume semiconductor equipment manufacturers, and until July 2010 he also served on the board of directors of Support.com, Inc. (formerly Supportsoft, Inc.) (Nasdaq: SPRT), which provides services and software that help consumers and small businesses with their technology needs. As the current Chief Financial Officer of Ultra Clean Holdings, Inc. and a former Chief Financial Officer of Credence Systems Corporation and President, Operations and Chief Financial Officer of Markettools, Inc, and Vice President and Chief Financial Officer of MIPS Technologies, Mr. Eichler has significant operating experience, as well as financial, accounting and corporate governance expertise.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee of the Board of Directors has appointed the firm of Grant Thornton LLP (“GT”), independent registered public accounting firm, to audit Magma's financial statements for the fiscal year ending April 29, 2012. The Company is not required by our bylaws or applicable law to submit the appointment of GT for stockholder approval. However, as a matter of good corporate governance, the Board of Directors has determined to submit this selection to the stockholders for ratification. Representatives of GT are expected to be present at the Annual Meeting, where they will have an opportunity to make a statement and to respond to appropriate questions.
Audit and Non-Audit Fees
The following table provides fees paid by the Company for professional services rendered by GT for the fiscal years ended May 1, 2011 and May 2, 2010.

	Fiscal 2011	Fiscal 2010 (1)
Audit Fees	$1,469,768	$1,690,519
Audit-Related Fees	—	—
Tax Fees	—	4,836
All Other Fees	—	—
Total Fees	$1,469,768	$1,695,355
(1)      Amounts provided in the table for 2010 include approximately $74,145 for Audit Fees that were not included in the table included in our proxy statement for our 2010 annual meeting of stockholders because of a change in the estimate provided by our independent registered public accountants for such services.
Audit Fees were for professional services rendered for the audit of the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K, review of the interim consolidated financial statements included in quarterly reports on Form 10-Q and services that are normally provided by independent registered public accountants in connection with statutory and regulatory filings or engagements.
Tax Fees were for professional services for federal, state and international tax compliance, tax advice and tax planning.
All audit services, audit related services, tax services and other services provided by GT were pre-approved by the Audit Committee, or were pre-approved by the Audit Committee Chair and later ratified by the Audit Committee, in accordance with the rules and regulations of the SEC.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy regarding the pre-approval of audit and non-audit services to be provided by our independent registered public accounting firm. The policy requires that our independent registered public accounting firm seek pre-approval by the Audit Committee of all audit and permissible non-audit services. The Audit Committee has delegated to its Chair, the authority to approve up to $50,000 in independent accountant services in the interim between Audit Committee meetings. The Chairman reports any decisions to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting for ratification.
Required Vote
Ratification of the appointment of the firm of GT as Magma's independent registered public accountants for the fiscal year ending April 29, 2012 requires the affirmative vote of a majority of the shares of the Company's common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. In the event ratification is not obtained, the Audit Committee will consider this fact in connection with its future selection of Magma's independent registered public accountants. In addition, even if stockholders ratify the appointment of the Audit Committee's selection, the Audit Committee, in its discretion, may still appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of the Company and its stockholders.
The Board of Directors recommends a vote “FOR” ratification of GT as Magma's independent registered public accountants.

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Magma is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our Named Executive Officers as disclosed pursuant to the SEC's executive compensation disclosure rules and set forth in this proxy statement (including in the compensation tables and narratives accompanying those tables as well as in the Compensation Discussion and Analysis).
As described more fully in the Compensation Discussion and Analysis beginning on page 20 of this proxy statement, our executive compensation program is intended to achieve three fundamental objectives: (1) attract, retain and motivate qualified executives; (2) hold executives accountable for performance; and (3) align executives' interests with the interests of our stockholders. In structuring our current executive compensation programs, we are guided by the following basic philosophies:

•
The Company should provide competitive compensation opportunities to promote financial and operational success by attracting, motivating and facilitating the retention of key employees with outstanding talent and ability.

•	A substantial portion of compensation should be tied to company and individual performance.

•
A substantial portion of compensation should be tied to the Company's performance for its stockholders. The equity compensation component is an important and significant aspect of our executive compensation program.

In furtherance of these principles, the Company's current executive compensation program includes a number of features intended to achieve the basic philosophies described above. The material elements of the Company's current executive compensation program consist of an annual base salary, an annual cash incentive opportunity, a long-term incentive opportunity and certain severance and change of control protections. These features are described in more detail in the Compensation Discussion and Analysis.
In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, our Board of Directors will request your advisory vote on the following resolution at the Annual Meeting:
RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed in this proxy statement pursuant to the SEC's executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.
This proposal on the compensation paid to our Named Executive Officers is advisory only and will not be binding on Magma, the Board of Directors or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, Magma, the Board of Directors or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering Magma's executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.
Required Vote
The approval of the compensation of our Named Executive Officers requires the affirmative vote of a majority of the shares of the Company's common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.
The Board of Directors recommends a vote “FOR” the approval of the compensation of our Named Executive Officers, as disclosed in this proxy statement pursuant to the SEC's executive compensation disclosure rules.

PROPOSAL NO. 4
ADVISORY VOTE ON THE FREQUENCY OF FUTURE
ADVISORY VOTES ON EXECUTIVE COMPENSATION
As discussed in Proposal No. 3 above, Magma's stockholders are being provided the opportunity to cast an advisory vote on Magma's executive compensation.
Proposal No. 4 affords stockholders the opportunity to cast an advisory vote on how often Magma should include an advisory vote on executive compensation in its proxy materials for future annual stockholder meetings (or a special stockholder meeting for which Magma must include executive compensation information in the proxy statement for that meeting). Under this Proposal No. 4, stockholders may vote to have the advisory vote on executive compensation every year, every two years or every three years.
After careful consideration, the Board of Directors believes that advisory votes on executive compensation should be conducted every year so that stockholders may annually express their views on Magma's executive compensation program. The Compensation Committee, which administers Magma's executive compensation program, values the opinions expressed by stockholders in these votes and will consider the outcome of these votes in making its decisions on executive compensation.
This proposal on the frequency of future advisory votes on executive compensation is advisory only and will not be binding on Magma or the Board of Directors. Although non-binding, the Board and the Compensation Committee will carefully review the voting results. Notwithstanding the Board's recommendation and the outcome of the stockholder vote, the Board of Directors may in the future decide to conduct advisory votes on executive compensation on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to Magma's executive compensation program.
In voting on this proposal, you will be able to indicate your preference regarding the frequency of future advisory votes on executive compensation by specifying a choice of one year, two years or three years. If you do not have a preference regarding the frequency of future advisory votes on executive compensation, you should abstain from voting on the proposal. Stockholders are not voting to approve or disapprove the Board's recommendation.
Required Vote
Under our bylaws, approval of the frequency of future advisory votes on executive compensation requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Notwithstanding this vote standard requirement, the Board of Directors currently intends to adopt the frequency option that receives the most votes cast by our stockholders. Broker non-votes and abstentions will not be considered in determining the frequency option that receives the most votes cast by our stockholders.
The Board of Directors recommends that you vote to hold future advisory votes on executive compensation every ONE YEAR (as opposed to every two years or every three years).

MAGMA'S EXECUTIVE OFFICERS
The following paragraphs set forth the names of and certain information concerning the Company's current executive officers:
Rajeev Madhavan, age 45, has served as our Chief Executive Officer and Chairman of the Board of Directors since our inception in 1997. Mr. Madhavan served as our President and Chief Executive Officer from inception until 2001. Prior to co-founding Magma, from 1994 until 1997, Mr. Madhavan founded and served as the President and Chief Executive Officer of Ambit Design Systems, Inc., an electronic design automation software company, later acquired by Cadence Design Systems, Inc., an electronic design automation software company.
Roy E. Jewell, age 56, has served as our President since 2001. Mr. Jewell has also served as our Chief Operating Officer since 2001. From 1999 to 2000, Mr. Jewell served as the Chief Executive Officer at a company he co-founded, Clarisay, Inc., a supplier of surface acoustic wave filters. From 1998 to 1999, Mr. Jewell was a member of the CEO Staff at Avant! Corporation, a provider of software products for integrated circuit designs. From 1992 to 1998, Mr. Jewell was the President and Chief Executive Officer of Technology Modeling Associates, Inc., or TMA, subsequently acquired by Avant! Corporation. Prior to that time, Mr. Jewell served in various marketing positions at TMA.
Peter S. Teshima, age 53, has served as our Corporate Vice President, Finance and Chief Financial Officer since April 2006. He served as our Vice President, Finance from August 2004 to April 2006. As our Vice President, Finance, he managed Magma's worldwide finance organization. From January 2003 to August 2004, he served as Chief Operating Officer and Chief Financial Officer for Hier Design, Inc., a provider of electronic design automation software targeted at the field programmable gate array market space. From February 2000 to December 2002, Mr. Teshima was Chief Financial Officer and Vice President of Finance and Administration at InTime Software, Inc., a provider of electronic design automation software. From November 1998 to January 2000, Mr. Teshima served as the Chief Financial Officer and Vice President of Finance and Administration of Cyclone Commerce, a provider of e-commerce and business to business software applications and products. From 1997 to 1998, Mr. Teshima served as Chief Financial Officer and Vice President of Finance and Administration of Avant! Corporation. Mr. Teshima's prior experience includes serving as Chief Financial Officer at interHDL Inc. and High Level Design Systems.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of August 12, 2011 (the “Table Date”) as to shares of Magma's common stock beneficially owned by: (i) each person who is known by Magma to own beneficially more than 5% of Magma's common stock; (ii) each of the executive officers named in the “Summary Compensation Table”; (iii) each of Magma's directors; and (iv) all of Magma's directors and executive officers as a group. Unless otherwise stated below, beneficial ownership information is based solely upon information furnished by the respective stockholders in their filings with the SEC. The percentage of common stock beneficially owned is based on 68,246,148 shares outstanding as of the Table Date. Shares of common stock that may be issued pursuant to the exercise or conversion of options, warrants or convertible securities within 60 days of the Table Date are deemed to be issued and outstanding in calculating the percentage ownership of each of those stockholders possessing such interest, but not for any other stockholders.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Common Stock Beneficially Owned
5% Stockholders:
Andreas Bechtolsheim (2)	3,671,446	5.4%
BlackRock, Inc. (3)	3,793,637	5.6%
NorthPointe Capital, LLC (4)	3,455,673	5.1%
Named Executive Officers and Directors:
Rajeev Madhavan (5)	2,340,807	3.4%
Roy E. Jewell (6)	1,308,533	1.9%
Peter S. Teshima (7)	463,549	*
David Sugishita (8)	25,000	*
Kevin C. Eichler (9)	163,333	*
Govind Kizhepat (10)	32,500	*
Susumu Kohyama (11)	133,333	*
Thomas M. Rohrs (12)	171,666	*
All directors and executive officers as a group (8 persons) (13)	4,638,721	6.5%

*	Amount represents less than 1% of the outstanding shares of Magma's common stock.

(1)
To Magma's knowledge, other than as described below, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table.

(2)
This information was obtained from a Schedule 13G filed with the SEC on January 28, 2011. According to the filing, Mr. Bechtolsheim has sole voting power and sole dispositive power over all 3,671,446 shares. Mr. Bechtolsheim's address is Menlo Park, CA 94025.

(3)
This information was obtained from a Schedule 13G filed with the SEC on February 7, 2011. According to the filing, BlackRock, Inc. (“BlackRock”) has sole voting power and sole dispositive power over all 3,793,637 shares. The Schedule 13G states that various persons have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of Magma common stock but that no one person's interest in our common stock is more than five percent of the total outstanding common shares. BlackRock's address is 40 East 52nd Street, New York, NY 10022.

(4)
This information was obtained from a Schedule 13G filed with the SEC on February 15, 2011. According to the filing, the securities are beneficially owned by one or more open end investment companies or other managed accounts which are advised by NorthPointe Capital, LLC (“NorthPointe”), and NorthPointe has sole voting power with respect to 2,598,533 shares and sole dispositive power with respect to all 3,455,673 shares. NorthPointe's address is 101 W. Big Beaver, Suite 745, Troy, MI 48084.

(5)
Includes 1,256,250 shares issuable upon exercise of stock options within 60 days of the Table Date. Also includes 26,551 shares held directly and 1,058,006 shares held by the Madhavan Living Trust UAD 10/29/1998. Mr. Madhavan and his spouse, Geetha Madhavan, are trustees of the Madhavan Living Trust UAD 10/29/1998.

(6)
Includes 1,131,857 shares issuable upon exercise of stock options within 60 days of the Table Date. Also includes 176,676 shares currently held in a margin account. A portion of such shares are currently pledged as collateral for an outstanding extension of credit against this account.

(7)	Includes 343,750 shares issuable upon exercise of stock options within 60 days of the Table Date. Also includes 119,799 shares, of which a portion is held in a margin account.

(8)
Includes 20,000 restricted stock units payable within 60 days of the Table Date. Mr. Sugishita resigned from the Board of Directors on August 22, 2011.  In connection with Mr. Sugishita's resignation, the Board approved the issuance of 20,000 shares of Magma's common stock to Mr. Sugishita and the accelerated vesting of 36,666 restricted stock units previously granted to Mr. Sugishita that were scheduled to vest through July 22, 2014, including the 20,000 restricted stock units reported in the table.

(9)	Includes 123,333 shares issuable upon exercise of stock options within 60 days of the Table Date and 20,000 restricted stock units payable within 60 days of the Table Date.

(10)	Includes 26,250 restricted stock units payable within 60 days of the Table Date.

(11)	Includes 93,333 shares issuable upon exercise of stock options within 60 days of the Table Date and 20,000 restricted stock units payable within 60 days of the Table Date.

(12)	Includes 131,666 shares issuable upon exercise of stock options within 60 days of the Table Date and 20,000 restricted stock units payable within 60 days of the Table Date.

(13)	Includes 3,080,189 shares issuable upon exercise of stock options within 60 days of the Table Date and 106,250 restricted stock units payable within 60 days of the Table Date.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This section contains a discussion of the material elements of compensation awarded to, earned by or paid to the individuals who were serving as our executive officers during fiscal 2011. These individuals are listed in the Summary Compensation Table on page 27 below and are referred to as the “Named Executive Officers” in this proxy statement.
As discussed in more detail under the “Magma's Board of Directors” section above, effective in May 2011 the Compensation and Nominating Committee of the Board of Directors was divided into two separate committees of the Board of Directors, the Compensation Committee and the Nominating and Governance Committee. References to the Compensation Committee in this proxy statement include the Compensation and Nominating Committee as to any compensation decisions made before the separation of the committee.
Magma's current executive compensation programs are determined and approved by the Compensation Committee. None of the Named Executive Officers is a member of the Compensation Committee. As contemplated by its charter, the Compensation Committee may consider the Chief Executive Officer's recommendations regarding the corporate goals and objectives, performance evaluations and compensatory arrangements for Magma's executive officers other than the Chief Executive Officer. These recommendations are circulated to the Compensation Committee in advance of their annual meeting at which the compensation of the Named Executive Officers is reviewed and determined. However, the Compensation Committee is not bound by and does not always accept the Chief Executive Officer's recommendations. Magma's other executive officers, including the Named Executive Officers other than the Chief Executive Officer, do not currently have any role in determining or recommending the form or amount of compensation paid to the Named Executive Officers and other senior executive officers.
The Named Executive Officers and other employees, including the VP of Human Resources, sometimes attend the Compensation Committee's meetings. While the Named Executive Officers are present, the officers update the Compensation Committee on the Company's current compensation practices for all employees, including the executive officers, present the Compensation Committee with proposals related to compensation of executive officers, and discuss other compensation matters covered by the Compensation Committee's charter. However, the Named Executive Officers are not present when certain matters of executive compensation are discussed, including their individual compensation. The Compensation Committee holds executive sessions which only outside Board and Committee members are permitted to attend. In carrying out its responsibilities, the Compensation Committee may consult with the VP of Human Resources or a compensation consultant as it determines appropriate with respect to executive compensation matters.
Executive Summary
In fiscal 2011, Magma's executive management team focused on increasing operating income and positioning the Company for growth. To achieve these goals, the management team focused on maximizing revenue growth and streamlining operations to achieve significant cost savings and to improve operating profit.
There were no major changes in Magma's executive compensation structure for fiscal 2011 when compared with fiscal 2010. Magma's executive compensation program for fiscal 2011 had the following key components, which are designed to be consistent with Magma's compensation philosophy and to reward executives based on individual and Company performance: (1) an annual base salary; (2) an annual cash incentive opportunity; and (3) a long-term incentive opportunity. These components are explained in more detail below in this Compensation Discussion and Analysis section. The highlights of Magma's executive compensation program for fiscal 2011 are as follows:

•	Base salary levels for the Named Executive Officers were not increased during fiscal 2011.

•
Annual bonuses for the Named Executive Officers for fiscal 2011 were dependent on the Company's achievement of specific financial and operational performance goals. While the applicable performance goals were exceeded, annual bonuses for the Named Executive Officers were paid at less than the "targeted" levels in light of the uncertainties of the global economic environment and consistent with Magma's focus on cost savings.

•
Long-term incentive equity awards granted to the Named Executive Officers in fiscal 2011 consisted of restricted stock units, the value of which is directly linked to Magma's stock price. The restricted stock units are subject to long-term vesting requirements contingent on continued employment.

•	Magma generally does not provide its executives with tax “gross-up” payments or material perquisites.
As described on page 8 of this proxy statement, the Compensation Committee considers potential risks to Magma when structuring Magma's executive compensation programs.

Executive Compensation Program Objectives and Overview
Magma's current executive compensation programs are intended to achieve three fundamental objectives: (1) attract, retain and motivate qualified executives; (2) hold executives accountable for performance; and (3) align executives' interests with the interests of our stockholders. In structuring our current executive compensation programs, we are guided by the following basic philosophies:

•
Competition.  Magma should provide competitive compensation opportunities to promote financial and operational success by attracting, motivating and facilitating the retention of key employees with outstanding talent and ability.

•	Pay for Performance. A substantial portion of compensation should be tied to company and individual performance.

•
Alignment with Stockholder Interests.  A substantial portion of compensation should be tied to Magma's performance for its stockholders. The equity compensation component is an important and significant aspect of our executive compensation program.

As described in more detail below, the material elements of our current executive compensation programs for Named Executive Officers consist of a combination of a base salary, an annual cash incentive opportunity, a long-term equity incentive opportunity, certain severance and change of control protections, a 401(k) plan and health and welfare benefits generally available to our employees. Magma does not provide any material perquisites to the Named Executive Officers.
We believe that each element of our executive compensation program helps us to achieve one or more of our compensation objectives and that the relative mixture of executive compensation program elements helps us to achieve all of our compensation objectives. The table below lists each material element of our current executive compensation program and the compensation objective or objectives that it is designed to achieve.

Compensation Element	Compensation Objectives Designed to be Achieved
Base Salary	Attract, retain and motivate qualified executives
Annual Cash Incentive Opportunity	Hold executives accountable for annual performance Align executives' interests with those of stockholders Attract, retain and motivate qualified executives
Long-Term Equity Incentives	Hold executives accountable for annual performance Align executives' interests with those of stockholders Attract, retain and motivate qualified executives
Employment, Separation and Change of Control Arrangements	Attract, retain and motivate qualified executives
Retirement benefits provided under a 401(k) plan and generally available benefit programs	Attract, retain and motivate qualified executives
As illustrated by the table above, base salaries are primarily intended to attract, retain and motivate qualified executives. Unlike the other elements of our current executive compensation program, the amount of each executive's base salary in a given year is not variable and dependent on performance (although base salary amounts and benefits determined by reference to base salary may change from year to year depending on performance, among other things). We believe that in order to attract, retain and motivate top-caliber executives, we need to provide executives with compensation levels that reward their continued service. We do so by providing our executives with base salaries that we believe are competitive with base salaries provided for similarly situated executives in the high technology industry generally.
Annual cash incentive opportunities and long-term equity incentives are the elements of our executive compensation program that are designed to reward performance and thus the creation of stockholder value. Our annual cash incentive opportunity is primarily intended to hold executives accountable for annual performance, although we also believe it helps further align executives' interests with those of our stockholders and helps us attract, retain and motivate executives. Our long-term equity incentives are primarily intended to help further align executives' interests with those of our stockholders, although we believe they also help hold executives accountable for long-term performance and help us attract, retain and motivate executives. Each Named Executive Officer's annual bonus opportunity is paid out on an annual short-term basis and is designed to reward performance for that period. Long-term equity incentives are generally paid out or earned on a longer-term basis and are designed to reward performance over one or more years. The Compensation Committee approved executive compensation arrangements that resulted in approximately 70% of each Named Executive Officer's total direct compensation for fiscal 2011 being incentive compensation tied directly to stockholder value creation, with base salary constituting the balance of his fiscal 2011 total direct compensation. (As used in this discussion, “total direct compensation” means the aggregate amount of the executive's base salary, annual target incentive bonus opportunity, and long-term equity incentive awards based on the grant date fair value of such awards as determined under the accounting principles used in the Company's financial reporting.)
The individual compensation elements are intended to create a total compensation package for each Named Executive Officer that we believe achieves our compensation objectives and provides competitive compensation opportunities relative to similarly situated executives in the high technology industry included in the Radford Survey mentioned below. The compensation levels for Messrs. Madhavan and Jewell are larger than the compensation levels for Mr. Teshima given their responsibilities for the overall operations and performance of the Company.
Magma, on behalf and at the direction of the Compensation Committee, has in the past retained the services of compensation consultants. These consultants have been retained for the purposes of providing the Compensation Committee with an independent review of competitive executive compensation and expert advice on best practices. For fiscal 2009, on behalf of the Compensation Committee, Magma retained the consulting firm of J. Richard & Co. to review and provide recommendations for the total compensation package of its Named Executive Officers. As part of the compensation review, J. Richard & Co. did not examine data specific to any identified companies but rather analyzed compensation from the Radford Survey specific to the Software Product/Services and the technology industry resulting from a combination of three categories: (1) Software Product/Services under $200 million in Revenue; (2) Software Product/Services $200 million to $1 billion in revenue; and (3) all technology companies $200 million to $499 million in revenue.
For fiscal years 2010 and 2011, Magma and the Compensation Committee decided not to retain any compensation consultant to assist the committee with its review of executive compensation in large part in order to minimize expenses. Because the information presented in the Radford Survey mentioned above was based on fiscal 2008 data and does not reflect changes in executive compensation generally as a result of the overall global economic downturn that has occurred following the time the survey was originally compiled, the Compensation Committee determined that it was appropriate to use the survey data and analysis provided by J. Richard & Co. in fiscal 2009 only as general background data and information for purposes of reviewing executive compensation for fiscal 2011. However, the Compensation Committee does not “benchmark” executives' compensation at any particular level in comparison to market data and uses its own subjective judgment and knowledge of the industry and changes in the economic and competitive landscape to determine the compensation level for the Named Executive Officers.
For fiscal year 2012, the Compensation Committee determined that it would be appropriate to retain Radford as a compensation consultant to assist the committee with its review of executive compensation.

Current Executive Compensation Program Elements
Base Salaries
As discussed above, Magma provides base salaries to its Named Executive Officers and other employees primarily to attract, retain and motivate qualified individuals. Base salaries offer employees, including our Named Executive Officers, a predictable benefit amount as compensation for the individual's continued service throughout the year. The Compensation Committee generally reviews the base salaries for each Named Executive Officer shortly before or after the end of our preceding fiscal year to set base salaries for the upcoming fiscal year. During the third quarter of fiscal 2009, in support of the Company's cost-reduction activities, the Company instituted salary reductions for the Named Executive Officers. The Company determined that the salary reductions were appropriate and necessary in light of the Company's cost-reduction activities and economic conditions, regardless of whether the reductions resulted in base salaries falling below the usually targeted range.
For fiscal 2011, the Compensation Committee decided to retain the reduced fiscal 2009 base salary levels based on its subjective assessment of the Company's overall financial position and the market generally. Base salary levels for each of the Named Executive Officers for fiscal 2011 were as follows:

Named Executive Officer	Fiscal 2011 Annual Base Salary ($)
Rajeev Madhavan	408,000
Peter S. Teshima	256,000
Roy E. Jewell	408,000
Annual Cash Incentive Award
As described above, our annual cash incentive opportunity is primarily intended to reward executives for achieving key operational and financial goals that we believe will provide the foundation for creating longer-term stockholder value, and we also believe it aligns executives' interests with those of our stockholders and helps us attract, retain and motivate executives. The annual cash incentive opportunity is designed to reward the contribution of the Named Executive Officers toward the achievement of key corporate objectives. The Compensation Committee generally establishes each Named Executive Officer's target annual bonus and the overall bonus structure and mechanics for the upcoming fiscal year shortly before or after the end of our preceding fiscal year.
Under the bonus plan adopted by the Compensation Committee for fiscal 2011 (the "2011 Bonus Plan"), the Compensation Committee set each Named Executive Officer's target bonus for fiscal 2011 as a percentage of his annual base salary. Each Named Executive Officer's target bonus percentage was generally determined by the Compensation Committee to be appropriate based on its review of comparable bonus opportunities in effect for similarly situated executives in the high technology industry included in the Radford Survey mentioned above, the comparable bonus targets reported from published surveys including the Radford Survey, internal comparability with percentage targets of other executives and its subjective assessment of the executive's level of responsibility, experience and knowledge. The fiscal 2011 target bonuses for Messrs. Madhavan and Jewell were set at 100% of their respective base salaries and the fiscal 2011 target bonus for Mr. Teshima was set at 60% of his base salary. For each executive, the target bonus level for fiscal 2011 was the same as the target bonus level for fiscal 2010.
The Named Executive Officers' receipt of the annual bonuses for fiscal 2011 was dependent on the Company's achievement of specific financial and operational performance goals. The Compensation Committee determined that, for purposes of the 2011 Bonus Plan, the target performance levels for fiscal 2011 would be revenue of $123 million, earnings per share of $0.05, and operating margin of 7%, as well as the level of expected future revenues from sales booked during the fiscal year. For these purposes, operating margin and earnings per share are determined on a non-GAAP basis. Non-GAAP operating margin and non-GAAP earnings per share consisted of GAAP operating loss and GAAP net loss per share excluding charges for stock-based compensation, amortization of intangibles, restructuring charges, acquisition related charges, and certain other significant expenses that are non-recurring or not operating costs of its core business. The bookings goal was set at a level the Compensation Committee believed would be challenging to achieve based on the historical performance of Magma and due to the highly competitive nature of the electronic design automation industry, low industry growth rates, and fast changing technology. The Compensation Committee selected these performance measures for the 2011 Bonus Plan because it views bookings, revenue, earnings per share and operating margin as the metrics that most accurately measure the Named Executive Officers' contribution to the Company's performance during the year and the metrics most closely correlated to growth in stockholder value. In addition, the Compensation Committee has discretion under the 2011 Bonus Plan to adjust the amount of the bonus payable to each Named Executive Officer based on the committee's subjective assessment of the individual executive's performance during the fiscal year or other factors it may consider relevant.
The Compensation Committee does not rely on any specific formula in determining the bonus amounts payable to the Named Executive Officers. At the end of the fiscal year, the Compensation Committee reviews the Company's actual performance with reference to the target goals identified above and, based in its subjective assessment, determines the appropriate bonus amount. The bonus amounts payable to the Named Executive Officers are based on the Compensation Committee's subjective assessment of the Company's actual performance levels as compared with the target goals, as well as the committee's subjective assessment of the individual executive's performance during the fiscal year.
At the end of the fiscal year, the Compensation Committee determined that Magma's fiscal 2011 revenue was $139.3 million, non-GAAP earnings per share was $0.28, and non-GAAP operating margin was 16% and, accordingly, determined that each of these performance goals for the 2011 Bonus Plan had been achieved. The Compensation Committee also determined that the target with respect to expected future revenues from sales booked during fiscal 2011 had been achieved. In addition, the Compensation Committee considered Mr. Madhavan's efforts during fiscal 2011 in helping to increase the Company's sales and bookings and his leadership role in the Company's debt restructuring and product development initiatives. The Compensation Committee also considered Mr. Teshima's efforts during fiscal 2011 for his leadership role in helping to improve the Company's balance sheet, access to capital, debt restructuring and overall financial performance. While the applicable performance goals for 2011 were, as noted above, exceeded and the Compensation Committee felt that the Company's management team had performed strongly during the year, the Compensation Committee ultimately determined that it would pay annual bonuses to the Named Executive Officers for fiscal 2011 that were less than their respective target annual bonus amounts. The final bonus amounts paid to the Named Executive Officers for fiscal 2011 (as reflected in the "Non-Equity Incentive Plan Compensation" column of the "Summary Compensation Table" below) were approximately 36.7% of their respective target annual bonus amounts. Magma, on average, paid bonuses to its other bonus-eligible executives at approximately 36.7% of their respective targeted levels. The Compensation Committee determined, in its subjective judgment, that paying the Named Executive Officers bonuses at less than the targeted levels was appropriate based on the uncertainties and fluctuations caused by the global economic environment and consistent with Magma's particular focus on cost savings during fiscal 2011. Given the teamwork the Compensation Committee felt had been displayed by the management team during fiscal 2011, the payout level of 36.7% of target was selected to provide consistency both between the Named Executive Officers and with the average bonus level of other bonus-eligible employees generally.
Long-Term Equity Incentive Awards
Magma's policy is that the long-term compensation of its Named Executive Officers and other executive officers should be directly linked to the value provided to our stockholders. For this reason, equity compensation constitutes an important and significant portion of our Named Executive Officers' compensation. The Compensation Committee bases its award grants to executives each year on its subjective assessment of a number of factors, including:

•	the executive's position with Magma and total compensation package;

•	the executive's performance of his or her individual responsibilities;

•	the executive's ability to contribute to Magma's ongoing efforts to create value for stockholders;

•	the value of the executive's outstanding (unvested) equity;

•	the equity participation levels of comparable executives at comparable companies; and

•	the executive's contribution to the success of Magma's financial performance.
In addition, the size, frequency and type of long-term incentive grants may be determined on the basis of the accounting impact and potential dilution effects of the grants and a desire that a substantial portion of each executive's annual compensation opportunity should be “at risk” based on individual and Magma performance.
While stock options were the primary form of equity compensation for our Named Executive Officers in years prior to fiscal 2009, the Company's practice for fiscal 2011, in light of the uncertainties presented by the global economic environment, is to make annual grants of restricted stock units to our Named Executive Officers. Restricted stock units are designed both to link the Named Executive Officers' interests with those of our stockholders as the restricted stock unit's value is based on the value of our common stock and to provide a long-term retention incentive for the vesting period of the award as they generally have value regardless of stock price volatility. However, the Compensation Committee retains discretion to grant options or other types of equity awards to the executives in the future.
Long-term equity incentive awards granted to our Named Executive Officers typically vest in a series of installments over a four- or three-year vesting period beginning with the date of grant. We believe this multi-year vesting period provides an incentive for the Named Executive Officers to remain in our employ, and also focuses the Named Executive Officers on the long-term performance of our company for the benefit of our stockholders. We believe our equity grant program helps to create a long-term incentive for the Named Executive Officers and strikes an appropriate balance between the interests of Magma, our stockholders and the individual Named Executive Officers in terms of the incentive, value creation and compensatory aspects of these equity awards.
The Compensation Committee has established general guidelines to determine the size of each Named Executive Officer's stock option and restricted stock unit awards. These guidelines are re-examined on an annual basis by the Compensation Committee, and take into account the Compensation Committee's subjective assessment of various factors such as the Named Executive Officer's responsibility level, a comparison with comparable awards made to similarly situated executives in the high technology industry as reported in the Radford Survey mentioned above, our long-term objectives for maintaining and expanding technological leadership through product development and growth, our expected performance, individual performance and contributions during the prior fiscal year, the Named Executive Officer's existing holdings of shares of our common stock, unvested stock options and other equity awards, and the number and value of shares previously sold (including the amount realized to date from stock options previously exercised). We do not assign any particular weighting to any of these factors, and the Compensation Committee may consider any one or more of these factors in establishing the equity grant guidelines for each position as it deems appropriate.
The number of restricted stock units granted to each of the Named Executive Officers in fiscal 2011 is as follows:

Named Executive Officer	Restricted Stock Units (#)
Rajeev Madhavan	200,000
Peter S. Teshima	100,000
Roy E. Jewell	150,000
In making these grants to the Named Executive Officers, the Compensation Committee followed the established general guidelines described above to determine the size of each Named Executive Officer's awards. The grants of restricted stock units were made as part of our annual equity incentive program. The relatively larger size of the restricted stock unit grants to the Named Executive Officers as compared to the number of restricted stock units granted during fiscal 2010 is substantially due to the fact that, unlike the annual equity incentive awards during fiscal 2010, the Named Executive Officers did not receive grants of stock options during fiscal 2011.
The number of restricted stock units granted to each Named Executive Officer during fiscal 2011, and the grant-date fair value of these restricted stock units as determined under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“ASC 718”) for purposes of Magma's financial statements, is presented in the “Grants of Plan-Based Awards in Fiscal 2011” table below. A description of the material terms of the restricted stock units granted to the Named

Executive Officers during fiscal 2011 is presented in the narrative sections following the “Grants of Plan-Based Awards in Fiscal 2011” table below.
Employment, Separation and Change of Control Arrangements
The Compensation Committee has approved various change of control and severance arrangements for its executive officers, including the Named Executive Officers. Magma believes that providing the Named Executive Officers with severance protections in the change of control context is appropriate and can play a valuable role in attracting and retaining key executive officers. Magma may from time to time consider the possibility of an acquisition by another company or other change of control. Magma recognizes that the Named Executive Officers may be concerned with the instability of their employment in the event of a change of control and that the possibility of a change of control of Magma may cause the Named Executive Officers to consider alternative employment opportunities. Magma believes that providing such individuals with cash severance benefits, equity vesting acceleration and other benefits in connection with a change of control and certain terminations of their employment thereafter will help to (i) secure their continued dedication and objectivity, notwithstanding the possibility, threat or occurrence of a change of control, and (ii) provide such individuals with an incentive to continue their employment and to motivate them towards maximizing the value of Magma upon a change of control for the benefit of its stockholders. Severance benefits under these arrangements are triggered only if the executive's employment is involuntarily terminated.
Employment and Severance Arrangements
In December 2008, the Compensation Committee approved and authorized Magma to enter into employment and severance agreements (each, an “Employment and Severance Agreement”) with each of the Named Executive Officers, which provide for certain terms of employment with the Named Executive Officers, including certain severance protections. The Employment and Severance Agreements are described in further detail in the narrative following the Summary Compensation Table and under the heading “Potential Payments Upon Termination or Change in Control” section below. Severance benefits under these arrangements are triggered only if the executive's employment is involuntarily or constructively terminated.
Other Change of Control Arrangements
In addition to the benefits pursuant to the Employment and Severance Agreements (including any accelerated vesting of equity pursuant to such agreements), outstanding equity awards held by the Named Executive Officers are subject to additional acceleration of vesting in connection with a change of control transaction or certain subsequent terminations of employment in connection with a change of control pursuant to the terms of the 2001 Plan and the award agreements thereunder. If a change of control of Magma occurs, 25% of each Named Executive Officer's then-outstanding and unvested stock options and restricted stock units (other than new hire grants) will become immediately vested and exercisable. If a Named Executive Officer's employment is involuntarily or constructively terminated within the first year following the change of control transaction, an additional 50% of his then-outstanding and unvested stock options and restricted stock units (other than new hire grants) will generally become vested and exercisable.
Retirement Benefits under the 401(k) Plan and Generally Available Benefit Programs
In fiscal 2011, the Named Executive Officers were eligible to participate in Magma's health and welfare programs that are generally available to other Magma employees, including medical, dental, vision, life, short-term and long-term disability, employee assistance, flexible spending, accidental death and dismemberment and certain other fringe benefit plans. In addition, Magma offers supplemental disability insurance to its executives, including the Named Executive Officers.
Magma also maintains a tax-qualified 401(k) Plan (the “401(k) Plan”), which is broadly available to Magma's general employee population and effectively covers all Magma employees. Eligible employees may make voluntary contributions to the 401(k) Plan from their annual eligible compensation up to applicable regulatory limits. Magma is permitted to make contributions to the 401(k) Plan as determined by the Board of Directors. However, Magma has not made any contributions to the Plan. Magma also maintains an employee stock purchase plan (the “ESPP”), which is available to Magma's employees generally and provides eligible employees with an opportunity to purchase, by means of payroll deductions, limited amounts of the Company's common stock at a discount during periodic offering periods.
The 401(k) Plan, ESPP and other generally available benefit programs allow Magma to remain competitive, and Magma believes that the availability of such benefit programs enhances employee loyalty and productivity. The benefit programs are primarily intended to provide all eligible employees with competitive and quality healthcare, financial protection for retirement and enhanced health and productivity. These benefit programs typically do not factor into decisions regarding executive compensation packages as these benefits are generally available to all Magma employees.
Subsequent Compensation Actions
As discussed above in this Compensation Discussion and Analysis, during the third quarter of fiscal 2009, in support of the Company's cost-reduction activities, the Company instituted salary reductions for the Named Executive Officers. Effective May 2, 2011, the Compensation Committee approved the reinstatement of the annual base salary levels for the Named Executive Officers to the pre-2009 reduction levels based on its subjective assessment of the Company's overall financial position and the improved market conditions in general. After giving effect to the reinstatement, base salary levels for each of the Named Executive Officers for fiscal 2012 are as follows:

Named Executive Officer	Fiscal 2012 Annual Base Salary($)
Rajeev Madhavan	510,000
Peter S. Teshima	320,000
Roy E. Jewell	510,000

In addition, Magma's annual long-term equity awards granted to its executive officers in August 2011 include a stock option component and a restricted stock component. The stock options will have value only if Magma's stock price appreciates after the grant of the awards and all of the awards are subject to multi-year vesting conditions,
Section 162(m) Policy
Section 162(m) of the Internal Revenue Code generally disallows public companies a tax deduction for compensation in excess of $1,000,000 paid to their chief executive officers and certain of their other executive officers unless certain performance and other requirements are met. Our intent generally is to design and administer executive compensation programs in a manner that will preserve the deductibility of compensation paid to our executive officers. However, we reserve the right to design programs that recognize a full range of performance criteria important to our success, even where the compensation paid under such programs may not be deductible. The Compensation Committee will continue to monitor the tax and other consequences of our executive compensation program as part of its primary objective of ensuring that compensation paid to our executive officers is reasonable, performance-based and consistent with the goals of Magma and its stockholders. The Company does not believe that compensation paid to our executive officers currently exceeds or materially exceeds the limits under Section 162(m) of the Internal Revenue Code as described above.
The Compensation Committee Report on Executive Compensation that follows is required by the SEC. This report shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference. In addition, this information shall not otherwise be deemed “soliciting material” or “filed” under these Acts.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMMITTEE
The Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee of the
Board of Directors

Thomas M. Rohrs (Chair)
Govind Kizhepat

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Compensation Committee members whose names appear on the Compensation Committee Report above served as members of the committee during all of fiscal 2011. No one who served on the Compensation Committee at any time during fiscal 2011 is or has been an executive officer of the Company or had any relationships requiring disclosure by the Company under the SEC's rules requiring disclosure of certain relationships and related party transactions. None of the Company's executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director of the Company or a member of the Company's Compensation Committee during fiscal 2011. No member of the Compensation Committee is or was formerly an officer or an employee of the Company.

SUMMARY COMPENSATION TABLE
The following table presents information concerning the total compensation paid to or earned by our Named Executive Officers during the fiscal years 2009 through 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Rajeev Madhavan Chief Executive Officer	2011	408,000	—	591,980	—	149,627	—	1,149,607
	2010	408,000	—	309,988	247,853	500,000	—	1,465,841
	2009	468,159	—	848,738	227,720	—	—	1,544,617

Peter S. Teshima Corporate Vice President, Finance and Chief Financial Officer	2011	256,000	—	295,900	—	56,330	—	608,230
	2010	256,000	—	148,794	106,223	256,000	—	767,017
	2009	293,591	—	407,394	113,860	—	—	814,845

Roy E. Jewell President and Chief Operating Officer	2011	408,000	—	443,985	—	149,627	—	1,001,612
	2010	408,000	—	309,988	247,853	408,000	—	1,373,841
	2009	468,159	—	848,738	227,720	—	—	1,544,617

(1)
The amounts reported in Columns (e) and (f) of the table above reflect the fair value on the grant date of the stock awards and option awards, respectively, granted to our Named Executive Officers during the applicable fiscal year. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company's financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in Columns (e) and (f), please see the discussion of stock awards and option awards contained in Note 14-“Stock-Based Compensation” to Magma's Consolidated Financial Statements as set forth in our Annual Report on Form 10-K for fiscal 2011 filed with the SEC.

(2)
The amounts reported under the “Non-Equity Incentive Plan Compensation” column above reflect the amounts paid out under the Company's annual bonus programs for executives. The material terms of the bonus plan for fiscal 2011 are described in more detail in the Compensation Discussion and Analysis section above under the heading, “Current Executive Compensation Program Elements-Annual Cash Incentive Award.”

Employment Agreements-Salary and Bonus Amounts
As discussed in the Compensation Discussion and Analysis section above under the heading “Current Executive Compensation Program Elements-Other Change of Control Arrangements,” on December 22, 2008, the Compensation Committee approved and authorized Magma to enter into the Employment and Severance Agreements with each of the Named Executive Officers.
The Employment and Severance Agreements provide for an at-will employment relationship, terminable by Magma or the Named Executive Officer at any time. The Employment and Severance Agreements provide that the Board of Directors or the Compensation Committee will review the Named Executive Officer's base salary from time to time and may increase or decrease such base salary level. The Employment and Severance Agreements also provide that the Named Executive Officer is eligible to participate in Magma's annual bonus incentive plan. In making its determination with respect to salary and bonus levels, the Compensation Committee considers the factors discussed under the heading “Current Executive Compensation Program Elements” of the Compensation Discussion and Analysis above. The agreements also provide for the Named Executive Officers to participate in Magma's employee benefit plans and executive compensation programs for key executives of the Company. Provisions of the Employment and Severance Agreements relating to post-termination of employment benefits are discussed below under the applicable sections of this proxy statement.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2011
The following table presents information concerning each grant of an award to a Named Executive Officer during fiscal 2011.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards:	All Other Option Awards:
		Threshold ($)	Target ($)	Maximum ($)	Number of Shares of Stock or Units (#)(2)	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
(a)	(b)	(c)	(d)	(e)	(i)	(j)	(k)	(l)
Rajeev Madhavan
Restricted Stock Unit	5/26/2010				200,000	—	—	591,980
Annual Bonus	—	—	408,000	—	—	—	—	—

Peter S. Teshima
Restricted Stock Unit	5/26/2010				100,000	—	—	295,990
Annual Bonus	—	—	153,600	—	—	—	—	—

Roy E. Jewell
Restricted Stock Unit	5/26/2010				150,000	—	—	443,985
Annual Bonus	—	—	408,000	—	—	—	—	—

(1)
Reflects the target payment amounts established by the Compensation Committee that the Named Executive Officers were eligible to receive under the 2011 Bonus Plan, depending on performance against the metrics described in further detail under the heading “Current Executive Compensation Program Elements-Annual Cash Incentive Award” of the Compensation Discussion and Analysis section above. There are no minimum or maximum payment amounts specified under the 2011 Bonus Plan. The actual payout is determined by the Compensation Committee.

(2)	Stock awards granted to the Named Executive Officers were granted under our 2001 Plan.

(3)
Reflects the grant date fair value of each equity award computed in accordance with ASC 718. These amounts do not correspond to the actual value that will be recognized by the Named Executive Officers. For a discussion of the assumptions and methodologies used to calculate the amounts reported, please see footnote (1) to the Summary Compensation Table above.

DESCRIPTION OF PLAN-BASED AWARDS
Non-Equity Incentive Plan Awards
The material terms of the non-equity incentive plan awards reported in the above table are described in the Compensation Discussion and Analysis section above under the heading, “Current Executive Compensation Program Elements-Annual Cash Incentive Award.”
Equity Incentive Plan Awards
Each of the equity incentive awards reported in the above table was granted under, and is subject to, the terms of the 2001 Plan. The 2001 Plan is administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding awards to reflect any impact resulting from various corporate events such as combinations, consolidations, recapitalizations or stock splits and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of a Named Executive Officer upon his death or, in certain cases, to family members for tax or estate planning purposes.
Under the terms of the 2001 Plan and the award agreements thereunder, awards outstanding under the plan upon the occurrence of a change in control of Magma may be subject to accelerated vesting as to a portion of the then unvested portion of the award. In addition, each Named Executive Officer may be entitled to certain accelerated vesting of his outstanding equity-based awards upon certain terminations of his employment with Magma in connection with a change in control. The terms of this accelerated vesting are described more fully in the Compensation Discussion and Analysis section above under the heading, “Current Executive Compensation Program Elements-Other Change of Control Arrangements.”
As discussed in the Compensation Discussion and Analysis section above under the heading, “Current Executive Compensation Program Elements-Other Change of Control Arrangements,” Magma's authority to grant new awards under the 2001 Plan terminated following stockholder approval of the 2010 Plan at the 2010 annual meeting of Magma's stockholders. Pursuant to the terms of the 2010 Plan, if a change of control of Magma occurs, the Board of Directors has the discretion to provide that all awards then-outstanding under the 2010 Plan will become fully vested or paid, as applicable, and will terminate or be terminated in such circumstances, or the Board of Directors may instead provide for the assumption, substitution or other continuation of the award. The Board of Directors also has the discretion to establish other change in control provisions with respect to awards granted under the 2010 Plan.
Each stock award reported in Column (i) of the table above represents an award of restricted stock units to the Named Executive Officers for fiscal 2011. Each restricted stock unit represents a contractual right to receive one share of our common stock. The units are subject to a four-year vesting schedule, with the units vesting annually over the four-year period beginning May 3, 2011. Subject to any accelerated vesting that may apply in the circumstances, the unvested portion of the stock units will immediately terminate upon a termination of the Named Executive Officer's employment.

OUTSTANDING EQUITY AWARDS AT FISCAL 2011 YEAR-END
The following table presents information regarding the outstanding equity awards held by each of our Named Executive Officers as of May 1, 2011, including the vesting dates and portions of these awards that had not vested as of that date.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)
(a)		(b)	(c)	(e)	(f)	(g)	(h)
Rajeev Madhavan	9/4/2001	42,857	—	6.416	9/4/2011	—	—
	1/16/2003	60,000	—	7.70	1/16/2013	—	—
	7/23/2003	250,000	—	16.57	7/23/2013	—	—
	4/28/2004	60,000	—	20.08	4/28/2014	—	—
	2/7/2005	60,000	—	13.47	2/7/2015	—	—
	6/8/2005	120,000	—	8.54	6/8/2015	—	—
	5/2/2006	254,286	—	7.85	5/2/2011	—	—
	4/5/2007	300,000	—	12.09	4/5/2012	—	—
	12/22/2008	233,333	166,667(2)	1.00	12/22/2013	—	—
	10/13/2009	102,083	72,917(3)	2.48	10/13/2014
	5/9/2008	—	—	—	—	62,500(4)	397,500
	10/13/2009	—	—	—	—	52,084(5)	331,254
	5/26/2010	—	—	—	—	200,000(6)	1,272,000
Peter S. Teshima	5/2/2006	200,000		7.85	5/2/2011	—	—
	4/5/2007	150,000	—	12.09	4/5/2012	—	—
	12/22/2008	116,666	83,334(2)	1.00	12/22/2013	—	—
	10/13/2009	43,750	31,250(3)	2.48	10/13/2014
	5/9/2008	—	—	—	—	30,000(4)	190,800
	10/13/2009	—	—	—	—	25,000(5)	159,000
	5/26/2010	—	—	—	—	100,000(6)	636,000
Roy E. Jewell	1/16/2003	42,500	—	7.70	1/16/2013	—	—
	5/14/2003	18,107	—	7.00	5/14/2013	—	—
	7/23/2003	125,000	—	16.57	7/23/2013	—	—
	4/28/2004	60,000	—	20.08	4/28/2014	—	—
	2/7/2005	60,000	—	13.47	2/7/2015	—	—
	6/8/2005	120,000	—	8.54	6/8/2015	—	—
	5/2/2006	528,786	—	7.85	5/2/2011	—	—
	4/5/2007	300,000	—	12.09	4/5/2012	—	—
	12/22/2008	233,333	166,667(2)	1.00	12/22/2013	—	—
	10/13/2009	102,083	72,917(3)	2.48	10/13/2014
	5/9/2008	—	—	—	—	62,500(4)	397,500
	10/13/2009	—	—	—	—	52,084(5)	331,254
	5/26/2010	—	—	—	—	150,000(6)	954,000

(1)	All exercisable options are currently vested.

(2)	Option vests as to 12.5% of the award on the six-month anniversary of the grant date and in monthly installments thereafter.

(3)	Option vests in quarterly installments over the three-year period beginning May 4, 2009.

(4)	Units vest as to 25% of the award on each of May 9, 2009, 2010, 2011 and 2012.

(5)	Units vest in quarterly installments over the three-year period beginning May 4, 2009.

(6)	Units vest as to 25% of the award on each of May 3, 2011, 2012, 2013 and 2014.

(7)
The dollar amounts shown in this column are determined by multiplying (x) the number of unvested restricted stock units subject to the award by $6.36 (the closing price of a share of our common stock on April 29, 2011, the last trading day of fiscal 2011).

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2011

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
(a)	(b)	($)(c)	(d)	($)(e)
Rajeev Madhavan	—	—	72,916	274,475
Peter S. Teshima	—	—	35,000	131,750
Roy E. Jewell	—	—	72,916	274,475

(1)
The dollar amount shown in column (c) is determined by multiplying (i) the number of shares of our common stock to which the exercise of the option related by (ii) the difference between the per-share closing price of our common stock on the date of the exercise and the exercise price of the options.

(2)
The dollar amount shown in column (e) is determined by multiplying (i) the number of shares of our common stock to which the vesting of the award related by (ii) the per-share closing price of our common stock on the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following section describes the benefits that may become payable to the Named Executive Officers in connection with a termination of their employment with Magma and/or a change in control of Magma.
Accelerated Vesting of Equity Awards in Connection with a Change in Control
As discussed in the Compensation Discussion and Analysis section above under the heading “Current Executive Compensation Program Elements-Other Change of Control Arrangements,” pursuant to the terms of the 2001 Plan and the award agreements thereunder, the Named Executive Officers may be entitled to accelerated vesting of their outstanding stock options and unvested stock awards in connection with a change in control or similar transaction. For options granted on or after October 22, 2003 (other than any initial hire-on grants), if a change in control of Magma occurs, 25% of each Named Executive Officer's unvested options and restricted stock units will become immediately vested and exercisable.
Also as discussed in the Compensation Discussion and Analysis section above under the heading, “Current Executive Compensation Program Elements-Other Change of Control Arrangements,” Magma's authority to grant new awards under the 2001 Plan terminated following stockholder approval of the 2010 Plan at the 2010 annual meeting of Magma's stockholders. As described in further detail in the “Description of Plan-Based Awards-Equity Incentive Plan Awards” section above, equity incentive awards granted under the 2010 Plan may accelerate if a change of control of Magma occurs.
Employment and Severance Agreements
As discussed in the Compensation Discussion and Analysis section above under the heading “Current Executive Compensation Program Elements-Other Change of Control Arrangements,” on December 22, 2008, the Compensation Committee approved and authorized Magma to enter into the Employment and Severance Agreements with each of the Named Executive Officers.
Pursuant to the Employment and Severance Agreements, if the Named Executive Officer's employment with Magma terminates as a result of an “involuntary termination” other than for “cause” at any time within the period beginning three months prior to and ending twelve months after a “change of control” (as such terms are defined in the Employment and Severance Agreements), then the Named Executive Officer will be entitled to the following severance benefits:

•
a severance payment equal to the sum of (x) two times the Named Executive Officer's base compensation for Magma's fiscal year then in effect or, if greater, two times the Named Executive Officer's base compensation for Magma's fiscal year immediately preceding the termination date, plus (y) two times the Named Executive Officer's target incentive for the fiscal year then in effect (or, if no target incentive is in effect for such year, the highest target incentive in the three preceding fiscal years);

•
accelerated vesting pursuant to which the unvested portion of any stock option or other equity awards held by the Named Executive Officer under Magma's stock option plans and other equity compensation plans or instruments shall vest and become exercisable in full; and

•
a lump sum payment in an amount equivalent to the reasonably estimated cost the Named Executive Officer may incur to extend for a period of twenty four months medical coverage substantially similar to that enjoyed by the Named Executive Officer immediately prior to the termination of employment. The Named Executive Officer may use this payment, as well as any other payment made under the Employment and Severance Agreement, for such continuation coverage or for any other purpose. Such payment will be made on the date that is six months after the Named Executive Officer's termination of employment.

For purposes of the Employment and Severance Agreements, an “involuntary termination” generally includes any of the following: (i) a termination of employment by Magma other than for cause or “disability” (as such term is defined in the Employment and Severance Agreement); (ii) a failure by Magma to cause the agreement to be assumed by any successor pursuant to the terms of the agreement; and (iii) the Named Executive Officer's resignation for “good reason” (as such term is defined in the Employment and Severance Agreement), provided that a termination will not be considered for good reason unless the Named Executive Officer's termination of employment occurs not later than twelve (12) months from the initial occurrence of such good reason, the Named Executive Officer has provided notice to Magma of the event constituting good reason within ninety (90) days of its initial occurrence, and Magma has had at least thirty (30) days to cure the good reason event and has failed to do so.
In the event the Named Executive Officer voluntarily resigns from Magma without good reason or if Magma terminates the Named Executive Officer's employment for cause or due to the Named Executive Officer's death or disability, the Named Executive Officer will not be entitled to any of the severance benefits described above, but may receive severance or other benefits to which he may be entitled under Magma's then existing severance and benefits plans and policies at the time of such resignation or termination.

Other Severance Arrangements
In addition, we may from time to time provide severance payments and benefits to our Named Executive Officers and other employees in connection with their termination of employment, typically pursuant to separation agreements entered into at the time of termination of employment.
The following table provides information concerning the estimated payments and benefits that would have been provided to the Named Executive Officers in the circumstances described above, assuming a change in control of Magma had occurred on May 1, 2011 (and, as applicable, the executive's employment with Magma terminated under the circumstances described above on such date).

Name	Type of Benefit	Estimated Payments and Benefits(1)
		Upon a Change in Control ($)	Involuntary Termination Other Than For Cause or Voluntary Termination for Good Reason In Connection With a Change in Control ($)
Rajeev Madhavan	Salary	—	816,000
	Annual Incentive Bonus	—	816,000
	Vesting Acceleration(2)	794,244	3,176,796
	Continued Coverage of Employee Benefits(3)	—	39,166
	Total Termination Benefits:	794,244	4,847,962

Peter S. Teshima	Salary	—	512,000
	Annual Incentive Bonus	—	307,200
	Vesting Acceleration(2)	388,426	1,553,705
	Continued Coverage of Employee Benefits(3)	—	59,085
	Total Termination Benefits:	388,426	2,431,990

Roy E. Jewell	Salary	—	816,000
	Annual Incentive Bonus	—	816,000
	Vesting Acceleration(2)	714,745	2,858,981
	Continued Coverage of Employee Benefits(3)	—	54,175
	Total Termination Benefits:	714,745	4,545,156

(1)
Payments and benefits are estimated assuming that the triggering event took place on the last day of fiscal 2011 (May 1, 2011), and the price per share of Magma's common stock is the per-share closing price on the Nasdaq Global Market as of April 29, 2011 ($6.36), which was the last trading day of fiscal 2011. There can be no assurance that a triggering event would produce the same or similar results as those estimated if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different from what is presented in the above table.

(2)
Reflects the aggregate market value of unvested option grants and restricted stock units that would become vested in full if the Named Executive Officer's employment is terminated in these circumstances. Aggregate market value for such stock options is computed by multiplying (i) the difference between $6.36 and the exercise price of the option by (ii) the number of shares underlying unvested options as of May 1, 2011. Aggregate market value for such restricted stock units is computed by multiplying (i) $6.36 by (ii) the number of shares underlying unvested restricted stock units as of May 1, 2011.

(3)	Assumes continued coverage of health coverage benefits at the same level of coverage provided for fiscal 2011.

The Report of the Audit Committee of the Board of Directors that follows is required by the SEC. This report shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference. In addition, this information shall not otherwise be deemed “soliciting material” or “filed” under these Acts.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The ultimate responsibility for good corporate governance rests with the Board, whose primary roles are oversight, counseling and direction to Magma's management in the best long-term interests of Magma and its stockholders. The Audit Committee of the Board of Directors has been established for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of Magma's annual financial statements. The Audit Committee is made up solely of independent directors, as defined in the applicable Nasdaq and SEC rules. The Audit Committee operates under a written charter adopted and regularly reviewed by the Board, a copy of which is available at http://investor.magma-da.com/governance.cfm. The responsibilities of the Audit Committee, as reflected in its charter are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee is currently composed of three directors appointed by the Board, including one independent member determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. Kevin C. Eichler is the independent director who has been determined to be an audit committee financial expert.
As more fully described in its charter, the Audit Committee acts in an oversight capacity and necessarily relies on the work and assurances of Magma's management, which has the primary responsibility for internal controls and financial statements and reports. The Audit Committee also relies on the work and assurances of Magma's independent registered public accountants, who are responsible for performing an independent audit of Magma's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. It is not the duty of the Audit Committee to plan or conduct audits or to determine that Magma's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Audit Committee has the ultimate authority and responsibility to select, compensate, evaluate, and when appropriate, replace Magma's independent registered public accountants. The Audit Committee also has the authority to engage its own outside advisers, as it determines appropriate, apart from counsel or advisers hired by Magma's management.
In performing its functions and responsibilities, the Audit Committee reviewed and discussed with management and GT Magma's audited financial statements as of and for the fiscal year ended May 1, 2011. The Audit Committee also discussed with GT the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (“Communication with Audit Committees”), as adopted by the Public Company Accounting Oversight Board, and received the written disclosures and a letter from the independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding GT's communications with the Audit Committee concerning independence. The Audit Committee's review with management and the accountants included a discussion of the quality, not merely the acceptability, of Magma's accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in Magma's financial statements and public reports, including the disclosure related to critical accounting estimates. Based upon these reviews and discussions, and the report of the independent registered public accountants, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Magma's Annual Report on Form 10-K for the fiscal year ended May 1, 2011.
The Committee also discussed with GT the independence of the firm and the potential for conflicts of interest. In accordance with Audit Committee policy and the requirements of law, all services to be provided by GT are pre-approved by the Audit Committee, or are pre-approved by the Audit Committee Chair and later ratified by the Audit Committee. Pre-approval applies to audit services, audit-related services, tax services and other services. Applicable law prohibits a publicly-traded company from obtaining certain non-audit services from its auditing firm. Magma obtains these services from service providers other than GT as needed.
Audit Committee of the Board of Directors (1)

Kevin C. Eichler (Chair)
Govind Kizhepat
Thomas Rohrs

(1) Mr. Kizhepat joined the Audit Committee on August 20, 2011. Mr Sugishita was a member and the Chair of the Audit Committee until August 20, 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transactions Policy
It is Magma's policy that all employees must avoid any activity that is or has the appearance of being adverse or competitive with Magma, or that interferes with the proper performance of their duties, responsibilities or loyalty to Magma. These policies are included in our Code of Ethics, which covers Magma's directors, executive officers and other employees. Any waivers to these conflict rules with regard to a director or executive officer require the prior approval of the Audit Committee.
Magma has adopted a written policy on Related Party Transactions. Pursuant to this policy, a “Related Party Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Magma was, is or will be a participant and the amount involved exceeds $50,000, and in which a Related Person (as defined below) had, has or will have a direct or indirect material interest. Pursuant to this policy, a “Related Person” means: (i) any person who is, or at any time since the beginning of Magma's last fiscal year was, a director or executive officer of Magma or a nominee to become a director of Magma; (ii) any person who is known to be the beneficial owner of more than 5% of any class of Magma's voting securities; (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position, or in which all the Related Persons, in the aggregate, have a 10% or greater beneficial ownership interest.
Pursuant to this policy, each currently serving director and executive officer must bring to the attention of Magma's General Counsel any potential or actual Related Party Transaction and any potential or actual transaction between Magma and a Related Person of which such director or executive officer becomes aware, in each case, if practical, prior to consummation of any such Related Party Transaction or transaction between Magma and the Related Person but, in any event, on a prompt basis. The General Counsel then promptly determines whether such transaction constitutes a Related Party Transaction. If the General Counsel determines that such transaction constitutes a Related Party Transaction, the General Counsel promptly notifies the Chair of the Audit Committee of the Board of Directors, and either the Chair of the Audit Committee or the General Counsel then promptly notifies the remaining members of the Audit Committee. For the purposes of this paragraph, “transaction” means any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which a Related Person had, has or will have a direct or indirect material interest.
Related Party Transactions that are identified as such prior to the consummation thereof or amendment thereto are considered by the Audit Committee of the Board of Directors or, if it is not practicable or desirable for Magma to wait for the entire Audit Committee to consider the matter, the Chair of the Audit Committee (who possesses delegated authority to act between Audit Committee meetings). In the event Magma's Chief Executive Officer, Chief Financial Officer or General Counsel becomes aware of a Related Party Transaction that was not previously approved or previously ratified under this Policy, such person is required to promptly notify the Chair of the Audit Committee, and the Audit Committee or, if it is not practicable or desirable for Magma to wait for the entire Audit Committee to consider the matter, the Chair of the Audit Committee, considers whether the Related Party Transaction should be ratified or rescinded or other action should be taken.
In considering a Related Party Transaction, the Audit Committee or the Chair of the Audit Committee, as applicable, considers all the relevant facts and circumstances of the Related Party Transaction available to the Audit Committee or the Chair of the Audit Committee, as applicable. The Audit Committee or the Chair of the Audit Committee, as applicable, approves only those Related Party Transactions that are fair as to Magma, as the Audit Committee or the Chair of the Audit Committee, as applicable, determines in good faith.
No member of the Audit Committee participates in any consideration of a Related Party Transaction with respect to which such member or any of his or her immediate family is a Related Person.
The Chair of the Audit Committee reports to the Audit Committee at the next Audit Committee Meeting any actions taken under this policy pursuant to delegated authority.
The Audit Committee has reviewed the types of Related Party Transactions described below and determined that each of the following Related Party Transactions are deemed to be pre-approved by the Audit Committee, even if the aggregate amount involved exceeds $50,000, unless otherwise specifically determined by the Audit Committee.

•	Employment of executive officers. Any employment by Magma of an executive officer of Magma or any of its subsidiaries if:

•
the related compensation is required to be reported in Magma's proxy statement under Item 402 of Regulation S-K (“Item 402”) promulgated by the SEC regarding compensation disclosure requirements (generally applicable to “named executive officers”) and is approved (or recommended to the Board of Directors for approval) by Magma's Compensation Committee; or

•
the executive officer is not an immediate family member of another executive officer or director of Magma, the related compensation would be reported in Magma's proxy statement under Item 402 if the executive officer was a “named executive officer,” and Magma's Compensation Committee approved (or recommended that the Board of Directors approve) such compensation.

•	Director compensation. Any compensation paid to a director if the compensation is required to be reported in Magma's proxy statement;

•
Certain Magma charitable contributions.     Any charitable contribution, grant or endowment by Magma to a charitable organization, foundation or university at which a Related Person's only relationship is as an employee (other than an executive officer or director), if the aggregate amount involved does not exceed the lesser of $1,000,000, or two percent of the charitable organization's total annual receipts; and

•
Transactions where all stockholders receive proportional benefits.     Any transaction where the Related Person's interest arises solely from the ownership of Magma's common stock and all holders of Magma's common stock received the same benefit on a pro rata basis (e.g., dividends).

All Related Party Transactions that are required to be disclosed in Magma's filings with the SEC, as required by the Securities Act of 1933 and the Securities Exchange Act of 1934 and related rules and regulations, shall be so disclosed in accordance with such laws, rules and regulations.
Certain Relationships and Related Transactions
On February 26, 2008, Magma completed its acquisition of Sabio Labs, Inc. (“Sabio”), a privately held developer of analog design solutions for mixed-signal designers. Magma acquired all of the outstanding shares of Sabio for a total equity value of approximately $17.5 million, comprised of 1,701,243 shares of common stock of Magma. In addition, the Sabio shareholders may receive up to an additional $7.5 million in contingent consideration in the form of cash or shares of Magma common stock, at Magma's discretion, subject to the achievement of certain product integration and bookings milestones. Rajeev Madhavan, who is Chairman of the Board and Chief Executive Officer of Magma, had owned stock in Sabio, but prior to the completion of the Sabio transaction, Mr. Madhavan donated all of his Sabio stock to a California nonprofit public benefit corporation. Therefore, in connection with this transaction, this California nonprofit public benefit corporation received a total equity value of $54,770, comprised of 5,328 shares of common stock of Magma, and may receive up to an additional $23,488 in contingent consideration in the form of cash or shares of Magma common stock, at Magma's discretion, subject to the achievement of certain product integration and bookings milestones. Andreas Bechtolsheim, who owns more than 5% of Magma's common stock, also owned stock in Sabio. Therefore, in connection with this transaction, Mr. Bechtolsheim received a total equity value of $1,748,725, comprised of 170,109 shares of common stock of Magma, and may receive up to an additional $749,934 in contingent consideration in the form of cash or shares of Magma common stock, at Magma's discretion, subject to the achievement of certain product integration and bookings milestones.

EQUITY COMPENSATION PLAN INFORMATION
The Company currently maintains five equity compensation plans: the 2010 Plan, the 2001 Plan, the ESPP, the 1998 Stock Incentive Plan (the “1998 Plan”) and the 2004 Employment Inducement Award Plan, as amended (the “2004 Plan”). With the exception of the 2004 Plan, these plans have each been approved by the Company's stockholders.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	8,381,963(1)	$6.31(2)	12,681,099(3)(4)
Equity compensation plans not approved by stockholders(5)	65,050	$8.94	—
Total	8,447,013	$6.33	12,681,099

(1)
Of these shares, 509,000 were subject to options then outstanding under the 2010 Plan, 306,579 were subject to stock unit awards then outstanding under the 2010 Plan, 7,885,728 were subject to options then outstanding under the 2001 Plan, 1,358,346 were subject to stock unit awards then outstanding under the 2001 Plan, 52,285 were subject to options then outstanding under the 1998 Plan, and none were subject to stock unit awards then outstanding under the 1998 Plan. The Company's authority to grant new awards under the 1998 Plan terminated in November 2001 in connection with the Company's initial public offering. The Company's authority to grant new awards under the 2001 Plan terminated as a result of stockholder approval of the 2010 Plan at the 2010 annual meeting of the Company's stockholders.

(2)	This weighted-average exercise price does not reflect the 1,664,925 shares that will be issued upon the payment of outstanding restricted stock units.

(3)
This number of shares is presented after giving effect to the 2,874,361 shares purchased under the ESPP for the purchase period that ended May 1, 2011. Of the aggregate number of shares that remained available for future issuance, 8,955,807 were available under the 2010 Plan and 3,725,292 were available under the ESPP. The Company's authority to grant new awards under the 2001 Plan terminated as a result of stockholder approval of the 2010 Plan at the 2010 annual meeting of the Company's stockholders.

(4)	In addition to options, the shares remaining available for future issuance under the 2010 Plan may be granted as full value stock and unit awards.

(5)
Of these shares, 65,050 were subject to options then outstanding under the 2004 Plan, and none were subject to stock unit awards then outstanding under the 2004 Plan. The Company's authority to grant new awards under the 2004 Plan terminated as a result of stockholder approval of the 2010 Plan at the 2010 annual meeting of the Company's stockholders.

Equity Compensation Plans Not Approved by Stockholders
2004 Employment Inducement Award Plan.  The 2004 Plan was adopted by the Board of Directors on August 30, 2004. Under the 2004 Plan, the Company, with the approval of the Compensation Committee of the Board of Directors, may grant non-qualified stock options to new hire employees who are not executive officers of the Company. These employees may also be awarded restricted common shares, stock appreciation rights (“SARs”) or stock unit awards. The Compensation Committee determines whether an award may be granted, the number of shares/options awarded, the date an award may be exercised, vesting and the exercise price. Each award must be subject to an agreement between each applicable employee and the Company. The term of the 2004 Plan continues until May 4, 2011 unless it is terminated earlier in accordance with its terms. The initial number of shares of common stock issuable under the 2004 Plan was 1,000,000 shares, subject to adjustment for certain changes in the Company's capital structure. On January 24, 2006, the 2004 Plan was amended by the Compensation Committee to increase the maximum aggregate number of options, SARs, stock unit awards and restricted shares that may be awarded under the 2004 Plan to 2,000,000 shares. The Company's authority to grant new awards under the 2004 Plan terminated effective as of August 6, 2010. As of May 1, 2011, there were options to purchase 65,050 shares outstanding under the 2004 Plan.

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING
Proposals of stockholders of Magma that are intended to be presented by such stockholders at Magma's 2012 annual meeting of stockholders must be received by the Secretary of Magma at the principal executive officers of Magma no later than May 9, 2012 and must comply with the other procedures prescribed in Rule 14a-8 promulgated under the Securities Exchange Act of 1934 in order to be included in Magma's proxy statement and form of proxy relating to that meeting.
A stockholder proposal not included in Magma's proxy statement for the 2012 annual meeting of stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of Magma at the principal executive offices of Magma and the proposal otherwise complies with the provisions of Magma's bylaws. To be timely, the bylaws provide that Magma must receive the stockholder's written notice not less than 50 days nor more than 75 days prior to the scheduled date of the meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 65 days prior to the meeting date, Magma must receive the stockholder's written notice by the earlier of (i) the close of business on the 15th day after the earlier of the day Magma mailed notice of the annual meeting date or provided public disclosure of the meeting date or (ii) two days prior to the scheduled date of the annual meeting. A stockholder's notice to Magma's Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of the corporation that are owned beneficially by the stockholder, and (iv) any material interest of the stockholder in such business.
In addition, stockholders who wish to nominate persons for election to the Board of Directors at the 2012 annual meeting of stockholders must deliver timely notice in writing of the nomination to the Secretary of Magma at the principal executive offices of Magma. To be timely, the bylaws provide that Magma must receive the stockholders' written notice not less than 120 days prior to the scheduled date of the meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 100 days prior to the meeting date, Magma must receive the stockholder's written notice no later than the close of business on the 7th day after the earlier of the day Magma mailed notice of the annual meeting date or provided public disclosure of the meeting date. A stockholder's notice to Magma's Secretary shall set forth, as to each person whom the stockholder proposes to nominate for election as a director and as to the stockholder giving the notice, the information specified in Section 3.1 of Magma's bylaws. Magma may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of the nominee to serve as a director of the Company.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under the securities laws of the United States, Magma's directors, executive officers and any persons holding more than 10% of Magma's common stock are required to report their initial ownership of Magma's common stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established, and Magma is required to identify in this proxy statement those persons who failed to timely file these reports. To Magma's knowledge, based solely on a review of such reports furnished to Magma and written representations that no other reports were required during the fiscal year ended May 1, 2011, Magma believes that all of its executive officers, directors and greater than 10% beneficial owners, if any, complied with all Section 16(a) filing requirements applicable to them during fiscal 2011.
OTHER MATTERS
Magma knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies validly submitted by stockholders with respect to the Annual Meeting will be voted in accordance with the judgment of the persons voting the proxies.
Whether or not you intend to be present at the Annual Meeting, we urge you to promptly submit your proxy or voting Instructions over the Internet or (if you received a printed copy of the proxy materials) by telephone or by marking, signing, dating and mailing the proxy card or voting instruction form you received in the pre-addressed return envelope provided.

By Order of the Board of Directors
/s/ Clayton H. Parker
Clayton H. Parker
Vice President, General Counsel and Secretary
August 29, 2011

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

MAGMA DESIGN AUTOMATION, INC.
Annual Meeting of Stockholders
October 20, 2011 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) signing this proxy hereby appoints Clayton H. Parker and Peter S. Teshima, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote all of the shares of common stock of Magma Design Automation, Inc. ("Magma") that the stockholder(s) is entitled to vote at the Annual Meeting of Stockholders of Magma to be held at Magma's principal executive offices located at 1650 Technology Drive, San Jose, California 95110 on Thursday, October 20, 2011 at 10:00 a.m. Pacific Time, or any adjournment or postponement thereof.

This proxy, when properly executed and returned, will be voted in the manner directed herein. If no direction is made, this proxy (if signed) will be voted "FOR" election of the two director nominees named in Proposal No. 1, "FOR" each of Proposal No. 2 and Proposal No. 3 and "1 Year" for Proposal No. 4. Whether or not direction is made, each of the proxies is authorized to vote in his discretion on such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

0000113610_2 R1.0.0.11699

Continued and to be signed on reverse side